APPENDIX A
MASTER AGREEMENT
By and Among
PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA*,
WILTON REINSURANCE BERMUDA LIMITED,
ANNUITY AND LIFE REASSURANCE AMERICA, INC.,
and
ANNUITY AND LIFE REASSURANCE, LTD.
August 10, 2005

      * To be renamed Wilton Reassurance Company. Not affiliated with The Prudential Insurance Company of America.

MASTER AGREEMENT
      THIS MASTER AGREEMENT (“Agreement”), dated as of August 10, 2005, is entered into by and among PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA, a Minnesota insurance company (to be renamed Wilton Reassurance Company) (“Wilton America”), WILTON REINSURANCE BERMUDA LIMITED, a Bermuda insurance company (“Wilton Bermuda” and, together with Wilton America, the “Retrocessionaires”), ANNUITY AND LIFE REASSURANCE AMERICA, INC., a Connecticut insurance company (“ALR America”), and ANNUITY AND LIFE REASSURANCE, LTD., a Bermuda insurance company (“ALR Bermuda,” and, with ALR America, each a “Company” and together the “Companies”).
      WHEREAS, the Companies are the reinsurers or retrocessionaires under the Treaties (as defined herein); and
      WHEREAS, the Companies desire to transfer, assign, cede and retrocede, as the case may be, their contractual rights, interests, liabilities, obligations and risks under the Treaties and the Ancillary Agreements (as defined herein) to the Retrocessionaires, and the Retrocessionaires desire to purchase, acquire, assume and reinsure such contractual rights, interests, liabilities, obligations and risks pursuant to the terms of the Coinsurance Agreements (as defined herein) and to seek novations of the Treaties to the Retrocessionaires on the terms stated herein; and
      WHEREAS, the Retrocessionaires wish for the Companies to provide certain administrative and support services with respect to the Treaties for a period of time and, thereafter, the Retrocessionaires shall undertake and assume full responsibility for such administrative and support services pursuant to the provisions of the Coinsurance Agreements; and
      WHEREAS, in connection with any approvals that the Companies or their affiliates must obtain from their respective security holders in connection with the transactions contemplated by this Agreement, the Retrocessionaires and certain significant shareholders of ALR Holdings (as defined herein) have entered into certain voting agreements dated the date hereof (the “Voting Agreements”), which provide that such shareholders will vote in favor of the transactions contemplated hereby.
      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and in reliance upon the representations, warranties, conditions and covenants herein contained, and intending to be legally bound hereby, the Companies and the Retrocessionaires do hereby agree as follows:
ARTICLE I
Definitions
      Capitalized terms used in this Agreement, but not defined in this Article  I, shall have the meaning given them in the other articles of this Agreement. The following capitalized words and terms shall have the following meanings when used in this Agreement:
      1.1     ALR Holdings. Annuity and Life Re (Holdings), Ltd., a Bermuda holding company.
      1.2     Ancillary Agreement Assignment. With respect to any Ancillary Agreement that is assigned or novated to a Retrocessionaire, the assignment or novation agreement to be entered into between the relevant Company, the relevant Retrocessionaire, and the counter-party or counter-parties to such Ancillary Agreement in accordance with Section 5.9 of this Agreement (which assignment or novation agreement shall be substantially in one of the forms attached as Exhibit A hereto).
      1.3     Ancillary Agreements. Each contract or agreement identified on Schedule 1.3 hereof between one or more of the Companies (or affiliates thereof) and the counterparties as to any Treaty relating to the administration or management of one or more of the Treaties.
      1.4     Assumed Liability. Any liability expressly assumed or reinsured by either Retrocessionaire pursuant to this Agreement, a Novation Amendment, an Ancillary Agreement Assignment or an Existing Retrocession Agreement Assignment.

      1.5     Books and Records. All files and records, in whatever form, in the possession of either Company or ALR Holdings related to the Treaties, the Ancillary Agreements, the Existing Retrocession Agreements or the administration of any of the foregoing, including, but not limited to Treaty files, correspondence files, claims files and underwriting files, reinsurance and policy records, administrative records, compliance records, files and records relating to regulatory matters related to the Treaties or any of the policies or contracts covered thereby or the administration of any of the foregoing, and actuarial, operational and financial data and information developed or utilized by the relevant Company or on its behalf with respect to the Treaties; provided, however, that if any such records contain information which does not relate to the Treaties, such information shall not constitute “Books and Records” and may be redacted from the “Books and Records” as the relevant Company reasonably deems appropriate. Books and Records shall exclude (a) any original books and records relating to any Company Extracontractual Liabilities or required to be retained by any applicable laws, and (b) any records that are subject to attorney-client privilege.
      1.6     Business Day. Any day other than a Saturday, Sunday or other day on which commercial banks in New York or Bermuda are required or authorized by law to be closed.
      1.7     Cedent. The cedent under any Treaty.
      1.8     Closing. The closing of the transactions contemplated by Article II of this Agreement, which shall take place at the offices of ALR Holdings in Hamilton, Bermuda, unless otherwise agreed by the parties.
      1.9     Closing Date. The Closing shall take place at 10:00 a.m., Atlantic Standard time, on (a) the first Business Day of the first calendar month beginning at least five (5) Business Days after the date on which the last of the conditions set forth in Article VI is satisfied or waived by the party or parties entitled to waive the same or (b) such other date upon which the parties may mutually agree.
      1.10     Coinsurance Agreements. The coinsurance agreements to be entered into between (i) Wilton America and ALR America and (ii) Wilton Bermuda and ALR Bermuda, in each case pursuant to the provisions of Section 2.1 of this Agreement. Each such coinsurance agreement shall be in substantially the form attached as Exhibit B hereto.
      1.11     Coinsurance Effective Date. 11:59 p.m. Eastern time on June 30, 2005.
      1.12     Company Extracontractual Liabilities. All liabilities for consequential, exemplary, punitive or similar extracontractual damages or statutory penalties, whether owing to Cedents, governmental authorities or any other person relating to the Treaties, which liabilities arise from any action, act of bad faith, error or omission by either Company, any of their affiliates, or any Representative of either Company or any of their affiliates, in each case excluding any action taken or failure to take any action at the written direction or with the express consent of either Retrocessionaire; provided, however, that Company Extracontractual Liabilities shall exclude, with respect to a given Treaty, those liabilities arising pursuant to the express terms of such Treaty.
      1.13     Company Statements. The financial statements of each of the Companies as of and for the year ended December 31, 2004, and, as to ALR America, the quarter ended March 31, 2005.
      1.14     Confidentiality Agreement. The Confidentiality Agreement by and between Annuity and Life Re (Holdings), Ltd. and Wilton Re Services, Inc., dated April 6, 2005.
      1.15     Enforceability Exceptions. The exceptions identified as such in Section 3.1.
      1.16     Excluded Liability. Any liability that (i) represents a Company Extracontractual Liability or (ii) is not expressly assumed by either Retrocessionaire pursuant to this Agreement, a Coinsurance Agreement, a Novation Amendment or an Existing Retrocession Agreement Assignment.
      1.17     Existing Retrocession Agreement. Any contract, agreement or treaty between either Company and any retrocessionaire thereof that (a) is in force as of the Coinsurance Effective Date and (b) covers any risks associated with any Treaty, each as specifically identified on Schedule 1.17, including, as respects ALR America, retrocession agreements with ALR Bermuda.

      1.18     Existing Retrocession Agreement Assignment. With respect to any Existing Retrocession Agreement that is assigned or novated to a Retrocessionaire in connection with any Treaty, the assignment or novation agreement to be entered into between the relevant Company, the relevant Retrocessionaire and the relevant Third-Party Retrocessionaire in accordance with Section 5.9 of this Agreement (which assignment or novation agreement shall be substantially in one of the forms attached as Exhibit C hereto) pursuant to which such Company shall assign or novate to the relevant Retrocessionaire, and such Retrocessionaire shall assume, all of such Company’s rights and obligations with respect to such Existing Retrocession Agreement as the same relate to the Treaty.
      1.19     GAAP. United States generally accepted accounting principles.
      1.20     Expense Reimbursement Amount. The aggregate amount of expense reimbursements paid by ALR Holdings or its affiliates to affiliates of the Retrocessionaires through the Closing Date in connection with the transactions contemplated hereby, as contemplated by an electronic mail message from Chris C. Stroup to John F. Burke dated June 20, 2005.
      1.21     Knowledge of the Companies. The actual knowledge after due investigation of the individuals identified in Schedule 1.21.
      1.22     Knowledge of the Retrocessionaires. The actual knowledge after due investigation of the individuals identified in Schedule 1.22.
      1.23     Material Adverse Effect. A material adverse effect on the business, condition (financial or otherwise), or results of operations with respect to either (x) the block of business represented by the Bermuda Treaties or (y) the block of business represented by the U.S. Treaties; provided, however, that adverse effects caused primarily by any one or more of the following shall be excluded from the definition of “Material Adverse Effect” and from any determination as to whether a Material Adverse Effect has occurred: (i) any adverse changes in general economic or market conditions, including, without limitation, changes in interest rates or currency valuations; (ii) any adverse change in the life insurance industry or financial services industry generally; and (iii) any change in law, rule or regulation, including, without limitation, changes in tax law, accounting rules or reserving requirements.
      1.24     Novated Treaty. Each Treaty that has been assumed by one of the Retrocessionaires pursuant to the terms of a Novation Amendment or, prior to Closing, as to which each of the relevant Cedent and the relevant Company has executed a Novation Amendment that will become effective upon execution by the relevant Retrocessionaire and the consummation of the Closing.
      1.25     Novation Amendment. An amendment of a Treaty in substantially the form attached as Exhibit D hereto under which Wilton Bermuda or Wilton America, as the case may be, will be contractually substituted for ALR Bermuda and ALR America, respectively, as respects such Treaty.
      1.26     Representatives. With respect to any party hereto, its officers, directors, employees, agents and other representatives (including legal counsel, investment bankers, consultants, independent public accountants, and actuaries).
      1.27     Required Closing Date Approvals. The approvals set forth on Schedules 3.2 and 4.2.
      1.28     Retrocessionaire Extracontractual Liability. All liabilities for consequential, exemplary, punitive or similar extracontractual damages or statutory penalties, whether owing to Cedents, governmental authorities or any other person relating to the Treaties, which liabilities arise from any action, act of bad faith, error or omission by either Retrocessionaire, any of their affiliates, or any Representative of either Retrocessionaire or any of their affiliates, in each case excluding any action taken or failure to take any action at the written direction or with the express consent of either Company.
      1.29     SAP. As to either Company, the statutory accounting practices prescribed by the insurance regulatory authorities of the jurisdiction in which such Company is domiciled.
      1.30     Settlement Amount. $91,600,000.00 less (i) the book value of the aggregate funds withheld balances maintained as of the Coinsurance Effective Date by Cedents in connection with the Treaties or

Ancillary Agreements set forth on Schedule 1.30 (i) hereto, less (ii) the Transferred Investment Asset Amount, less (iii) the Expense Reimbursement Amount, plus (iv) interest on such net amount determined at the Settlement Rate for the period from but excluding June 30, 2005, to and including the Closing Date, plus (v) the Transferred Investment Asset Interest Amount.
      1.31     Settlement Rate. Five percent (5%) per annum, compounded quarterly.
      1.32     Third-Party Retrocessionaire. Any retrocessionaire under an Existing Retrocession Agreement.
      1.33     Transferred Investment Asset Amount. The sum of the market values of the investment assets identified on Schedule 1.33 (the “Transferred Investment Assets”) as of the date upon which the asset was purchased by the relevant Company (with the market value being deemed for purposes of this Agreement to be the purchase price paid therefor, including but not limited to “due and accrued interest”). Schedule 1.33 shall be subject to modification, change and addition at any time prior to the Closing Date to reflect assets purchased prior to the Closing Date in joint agreement by the relevant Retrocessionaire and the relevant Company. At Closing, Schedule 1.33 shall list the date of purchase and purchase price (including the due and accrued interest component thereof) of each asset purchased, along with the Transferred Investment Asset Interest Amount with respect to each such asset.
      1.34     Transferred Investment Asset Interest Amount. As to Transferred Investment Assets purchased after June 30, 2005, an amount determined by (i) applying interest at an annualized rate of three percent (3%) to the purchase price of each such asset as shown on Schedule 1.33 from but excluding June 30, 2005, to and including the date on which such asset was purchased and (ii) aggregating such interest for all Transferred Investment Assets purchased after June 30, 2005.
      1.35     Transition Date. The date that is the later of (i) the first day of the first calendar month beginning at least twenty-eight (28) days following the Closing Date or (ii) November 1, 2005.
      1.36     Treasury Rate. The annual yield rate, on the Closing Date, of actively traded U.S. Treasury securities having a remaining time to maturity of six (6) months, as such rate is published under “Treasury Constant Maturities” in Federal Reserve Statistical Release H.15(519).
      1.37     Treaties. The reinsurance treaties identified on Schedule 1.37 hereto. For purposes of this Agreement, the term “Bermuda Treaties” shall mean those Treaties as to which ALR Bermuda is party as an assuming reinsurer and the term “U.S. Treaties” means those Treaties as to which ALR America is party as an assuming reinsurer.
      1.38     Treaty-Specific Historical Financial Information. Collectively, the materials provided by the Companies to the Retrocessionaires and attached hereto as Schedule 1.38.
      1.39     Treaty-Specific Projected Financial Information. The materials provided by the Companies to the Retrocessionaires and attached hereto as Schedule 1.39 summarizing projected financial information concerning the Treaties.
ARTICLE II
Closing
      2.1     Coinsurance and Novation of Treaties on the Closing Date. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Companies and the Retrocessionaires shall enter into the (i) Novation Amendments as to each of the Treaties as to which counterparties shall have prior to such date executed and delivered Novation Amendments in form and substance reasonably acceptable to the relevant Company and Retrocessionaire, and (ii) Coinsurance Agreements pursuant to which the Retrocessionaires shall reinsure the Companies’ retained risk (i.e., net of risk retroceded under Existing Retrocession Agreements) under the Treaties (other than Novated Treaties) on a coinsurance basis, and the Companies shall pay to the Retrocessionaires the Settlement Amount in accordance with Section 2.3 hereof. The reinsurance under the Coinsurance Agreements shall be effective as of the Coinsurance Effective Date. The Settlement Amount shall be allocated according to the percentages set forth on Schedule 2.1.

      2.2     Transfer of Books and Records. On the Transition Date, for no additional consideration, the Companies shall transfer (i) original versions of all Books and Records relating to each Novated Treaty and to each Existing Retrocession Agreement and Ancillary Agreement that has been assigned or novated to a Retrocessionaire, subject to the Companies’ right to retain copies of any such Books and Records, and (ii) copies of all Books and Records relating to Treaties coinsured under the Coinsurance Agreements and to any Existing Retrocession Agreements and Ancillary Agreements that have not been assigned or novated to a Retrocessionaire.
      2.3     Closing Deliveries. (a) On the Closing Date, the Companies shall deliver to the Retrocessionaires the following:

(i) the Coinsurance Agreements, each executed by the appropriate Company;

(ii) any Novation Amendments agreed to by the applicable Cedent prior to the Closing in accordance with Section 5.9 of this Agreement, each executed by the appropriate Company and the applicable Cedent;

(iii) any Ancillary Agreement Assignment that may be agreed to by the parties thereto in accordance with Section 5.9 of this Agreement, each in form and substance reasonably acceptable to the Retrocessionaires and executed by the appropriate Company;

(iv) any Existing Retrocession Agreement Assignment that may be agreed to by the applicable Third-Party Retrocessionaire in accordance with Section 5.9 of this Agreement, each executed by the appropriate Company;

(v) evidence in form reasonably satisfactory to the Retrocessionaires that the Required Closing Date Approvals, if any, required to be obtained by the Companies have been obtained;

(vi) two certificates, one for each Company, executed by an officer of such Company and certifying that the closing conditions set forth in Section 6.1.2 of this Agreement have been satisfied;

(vii) the Transferred Investment Assets, together with such transfer documentation as may be reasonably acceptable to the Retrocessionaires; and

(viii) the Settlement Amount.
      (b) On the Closing Date, the Retrocessionaires shall deliver to the Companies the following:

(i) the Coinsurance Agreements, each executed by the appropriate Retrocessionaire;

(ii) any Novation Amendment agreed to by the applicable Cedent prior to the Closing in accordance with Section 5.9 of this Agreement, each executed by the appropriate Retrocessionaire;

(iii) any Ancillary Agreement Assignment that may be agreed to by the parties thereto in accordance with Section 5.9 of this Agreement, each in form and substance reasonably acceptable to the Companies and executed by the appropriate Retrocessionaire;

(iv) any Existing Retrocession Agreement Assignment that may be agreed to by the applicable Third-Party Retrocessionaire, each executed by the appropriate Retrocessionaire;

(v) evidence in form reasonable satisfactory to the Companies that the Required Closing Date Approvals, if any, required to be obtained by the Retrocessionaires have been obtained; and

(vi) two certificates, one for each Retrocessionaire, executed by an officer of such Retrocessionaire and certifying that the closing conditions set forth in Section 6.2.2 have been satisfied.
      2.4     Cash Transfers. All cash required to be transferred on the Closing Date will be transferred by wire transfer of immediately available funds in U.S. Dollars in the amounts and to the bank accounts designated in writing by the Retrocessionaires at least three (3) Business Days prior to the Closing Date.

ARTICLE III
Company Representations and Warranties
      The Companies hereby represent and warrant, severally and not jointly, to the Retrocessionaires as follows (it being understood that each Company hereby makes only those representations and warranties that specifically relate to it or to the Treaties to which it is a party):
      3.1     Corporate Existence and Authority. Each Company is a stock life insurance company organized, existing and in good standing under the laws of its jurisdiction of domicile. Each Company has full corporate power and authority to execute and to deliver this Agreement and the Coinsurance Agreement, the Novation Amendments, the Ancillary Agreement Assignments and the Existing Retrocession Agreement Assignments to which it is a party, and the execution, delivery and, subject to obtaining the Required Closing Date Approvals, performance of those agreements by such Company have been duly authorized by all necessary corporate action on the part of such Company. This Agreement has been, and the Coinsurance Agreement, the Novation Amendments, the Ancillary Agreement Assignments and the Existing Retrocession Agreement Assignments to which such Company is a party will at Closing be, duly and validly executed and delivered to the Retrocessionaires by such Company and constitute, or will at Closing constitute, the valid and legally binding obligations of such Company, enforceable in accordance with their terms except (i) as the same may be limited by applicable bankruptcy, insolvency, rehabilitation, moratorium or similar laws of general application relating to or affecting creditors’ rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (ii) for the limitations imposed by general principles of equity (the exceptions identified in the foregoing clauses (i) and (ii) being referred to as the “Enforceability Exceptions”). The execution, delivery and performance by such Company of this Agreement and the Coinsurance Agreement, the Novation Amendments, the Ancillary Agreement Assignments and the Existing Retrocession Agreement Assignments to which such Company is a party do not and will not:

3.1.1 Conflict with or result in any breach or violation of or any default under (or give rise to any right of termination, cancellation or acceleration under) the bylaws, certificate of incorporation or similar organizational documents of such Company or any note, bond, mortgage, indenture, lease, license, permit, agreement or other instrument or obligation to which such Company is a party or by which such Company is or may be bound.

3.1.2 Subject to obtaining any Required Closing Date Approvals, violate any law, order, rule or regulation applicable to such Company.
      3.2     Required Consents and Approvals. Except for the consents of Cedents for the novation of Treaties and as set forth on Schedule 3.2, no consent, approval or authorization of, or declaration, filing or registration with, any governmental authority or any other person is required to be made or obtained by either Company in connection with the execution, delivery and performance of this Agreement or the Coinsurance Agreements or the consummation of the transactions contemplated hereby and thereby.
      3.3     Financial Statements. (a) The Company Statements of each Company (i) present fairly, in all material respects, the financial condition and results of operations of such Company as of and for the periods therein specified, and (ii) were prepared in accordance with SAP consistently applied, each except as expressly set forth within the Company Statements, including the notes thereto; provided, that the unaudited quarterly statutory statements of ALR America for the calendar quarter ended March 31, 2005 are subject to normal recurring year-end adjustments.
      (b) The Treaty-Specific Historical Financial Information: (i) was prepared from information consistent in all material respects with the Books and Records of the relevant Company, and (ii) except as set forth on Schedule 3.3(b) hereto, to the extent such Treaty-Specific Historical Financial Information consists of historical quarterly balance sheet and income statement information, was prepared on a basis consistent with GAAP or SAP, as appropriate, and presents fairly, in all material respects, the financial status of and results with respect to each of the Treaties as of and for the periods therein specified.

      (c) The Treaty specific reserve balances reflected in the Treaty-Specific Historical Financial Information (i) were determined in accordance with generally accepted actuarial principles, consistently applied, (ii) were based on actuarial assumptions that were reasonable in relation to relevant policy and contract provisions, (iii) are consistent with balances relating to the Treaties included in the Company Statements (after consideration of differences between SAP and GAAP reserve requirements), and (iv) were determined on a basis consistent with GAAP or SAP, as appropriate; it being understood by the Retrocessionaires that in making the representation and warranty in this Section 3.3(c) that the Companies are not representing or warranting that the reserves referred to therein have been or will be sufficient or adequate for the purposes for which they were established.
      (d) To the Knowledge of the Companies, there is no reason to believe that the Treaty-Specific Projected Financial Information does not represent a reasonable projection in all material respects of the expected financial results with respect to the Treaties, considered in the aggregate; however, neither Company represents or warrants that the Treaties, either individually or in the aggregate, will achieve any results projected in the Treaty-Specific Projected Financial Information.
      3.4     Treaties. (a) The Companies have made available to the Retrocessionaires true and complete copies of the Treaties, the Ancillary Agreements and all amendments thereto.
      (b) Except as set forth on Schedule 3.4(b) hereto, (i) no Cedent has given notice of termination (provisional or otherwise) to either of the Companies in respect of any Treaty or Ancillary Agreement; (ii) no Cedent has a present right to recapture any of the risks ceded under any such Treaty; (iii) neither Company nor, to the Knowledge of the Companies, the Cedent is in default in any material respect under any Treaty or Ancillary Agreement; (iv) each Treaty and Ancillary Agreement is in full force and effect and is valid and enforceable in accordance with its terms subject to the Enforceability Exceptions; and (v) no Treaty or Ancillary Agreement contains any provision under which any Cedent may terminate such Treaty or Ancillary Agreement or take any other action by reason of the transactions contemplated by this Agreement.
      (c) Except as set forth on Schedule 3.4(c) hereto, each Treaty involves coverage only of contracts for individual life insurance or annuities and does not involve any reinsurance of guaranteed minimum death benefits, guaranteed minimum income benefits, guaranteed minimum accumulation benefits, secondary guarantees, long term care, health, disability or group insurance.
      (d) All obligations of either Company to make payments with respect to or under the Treaties and the Existing Retrocession Agreements (including, without limitation, payments to any broker, agent, reinsurance intermediary or other producer with respect to any Treaty or Existing Retrocession Agreement) that were due under the terms of the Treaties and Existing Retrocession Agreements as of the Coinsurance Effective Date have been paid in full. Except as set forth on Schedule 3.4(d) hereto, no broker, agent, reinsurance intermediary or other producer with respect to any Treaty or Existing Retrocession Agreement is entitled to receive any payments based upon collected renewal premiums.
      3.5     Existing Retrocession Agreements; Ancillary Agreements. (a) The Companies have made available to the Retrocessionaires true and complete copies of the Existing Retrocession Agreements and Ancillary Agreements and all amendments thereto.
      (b) Other than the Existing Retrocession Agreements, there is no agreement under which any risk assumed under the Treaties is retroceded or is eligible to be automatically retroceded by either of the Companies. Other than the Ancillary Agreements, there is no agreement to which either Company is a party that is directly related to any Treaty.
      No retrocessionaire has given notice of termination (provisional or otherwise) in respect of any Existing Retrocession Agreement. Neither Company nor, to the Knowledge of the Companies, the retrocessionaire under any Existing Retrocession Agreement is in default in any material respect under any Existing Retrocession Agreement. Each Existing Retrocession Agreement is in full force and effect and is valid and enforceable in accordance with its terms, subject to the Enforceability Exceptions. Except as set forth on Schedule 3.5(b) hereto, no Existing Retrocession Agreement contains any provision (i) under which the retrocessionaire may terminate such agreement by reason of, or (ii) that would be violated by, or that constitutes a condition that would not be satisfied as a result of, the transactions contemplated by this Agreement (including without limitation, the execution and delivery of the Coinsurance Agreements or the performance of obligations thereunder).
      3.6     Accuracy of Books and Records. All of the Books and Records are current, complete and accurate in all material respects.
      3.7     Compliance with Law. As respects the marketing, issuance and administration of the Treaties, the Ancillary Agreements and the Existing Retrocession Agreements, each Company has conducted its business in material compliance with all applicable laws (including, without limitation, insurance laws and federal and state laws), statutes, ordinances, rules, governmental regulations, writs, injunctions, judgments, decrees or orders of any governmental instrumentality or court.
      3.8     Litigation or Regulatory Actions. Except as disclosed on Schedule 3.8 hereto, there are no actions, suits, investigations or regulatory proceedings pending or (to the Knowledge of the Companies) threatened against either Company at law or in equity, in, before, or by any person or entity (a) that involve any of the Treaties or any producer or either Company’s marketing or sales activities, (b) that may result in the revocation, cancellation, suspension or nonrenewal of any permit held or required to be held by either Company in connection with the Treaties, the Ancillary Agreements and the Existing Retrocession Agreements, or (c) that individually or in the aggregate have or may reasonably be expected to have a Material Adverse Effect or a material adverse effect on the validity or enforceability of this Agreement, the Coinsurance Agreements, the Novation Amendments, the Ancillary Agreement Assignments, the Existing Retrocession Agreement Assignments or the transactions contemplated hereby and thereby.
      3.9     Company Brokers. Except for the persons or entities identified on Schedule 3.9 hereto (and for whose compensation the Companies shall be solely responsible), no broker or finder has acted directly or indirectly for the Companies, nor has either Company incurred any obligation to pay any brokerage or finder’s fee or other commission in connection with this Agreement and the transactions contemplated hereby, and all actions by or on behalf of Companies have been carried out by the Companies directly with the Retrocessionaires, without the intervention of any person acting on behalf of the Companies in such a manner as to give rise to any valid claim by any other person against the Retrocessionaires for payment of a finder’s fee, brokerage commission or similar payment.
      3.10     Investment Company. Neither Company is an investment company subject to registration and regulation under the Investment Company Act of 1940, as amended.
      3.11     Absence of Certain Changes and Events. (a) Except (i) as disclosed in Schedule 3.11, or (ii) as expressly contemplated by this Agreement, since December 31, 2004 the business consisting of the Treaties and the administration thereof and the accounting therefore and other business activities related thereto have been conducted in the ordinary course of business consistent with past practices (including, without limitation, with regard to underwriting, pricing, actuarial and investment policies generally) and there has been no material change in the financial, underwriting, pricing, claims, risk retention, retrocession, investment or accounting policies of the Companies related to such business or any change, event or circumstance that, individually or in the aggregate with all other changes, events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.
      (b) Without limiting the generality of Section 3.11(a), since December 31, 2004, there has been no change to the claims payment or cash settlement practices of either Company relating in any way to the administration of the Treaties or the Existing Retrocession Agreements.

ARTICLE IV
Retrocessionaire Representations and Warranties
      The Retrocessionaires hereby represent and warrant, severally and not jointly, to the Companies as follows (it being understood that each Retrocessionaire hereby makes only those representations and warranties that specifically relate to it):
      4.1     Corporate Existence and Authority. Each Retrocessionaire is a stock life insurance company organized, existing and in good standing under the laws of its jurisdiction of domicile. Each Retrocessionaire has full corporate power and authority to execute and to deliver this Agreement and the Coinsurance Agreement, the Novation Amendments, the Ancillary Agreement Assignments and Existing Retrocession Agreement Assignments to which it is a party, and the execution, delivery and, subject to obtaining the Required Closing Date Approvals, performance of those agreements by such Retrocessionaire have been duly authorized by all necessary corporate action on the part of such Retrocessionaire. This Agreement has been, and the Coinsurance Agreement, the Novation Amendments, the Ancillary Agreement Assignments and Existing Retrocession Agreement Assignments to which such Retrocessionaire is a party will at Closing be, duly and validly executed and delivered to such Companies by the Retrocessionaires and constitute, or will at Closing constitute, the valid and legally binding obligations of such Retrocessionaire, enforceable in accordance with their terms except (i) as the same may be limited by the Enforceability Exceptions. The execution, delivery and performance by such Retrocessionaire of this Agreement and the Coinsurance Agreement, the Novation Amendments, the Ancillary Agreement Assignments and Existing Retrocession Agreement Assignments to which such Retrocessionaire is a party do not and will not:

4.1.1 Conflict with or result in any breach or violation of or any default under (or give rise to any right of termination, cancellation or acceleration under) the bylaws, certificate of incorporation or similar organizational documents of such Retrocessionaire or any note, bond, mortgage, indenture, lease, license, permit, agreement or other instrument or obligation to which such Retrocessionaire is a party or by which such Retrocessionaire is or may be bound.

4.1.2 Subject to obtaining any Required Closing Date Approvals, violate any law, order, rule, or regulation applicable to such Retrocessionaire.
      4.2     Required Consents and Approvals. Except for the consents of Cedents for the novation of Treaties and as set forth on Schedule 4.2, no consent, approval or authorization of, or declaration, filing or registration with, any governmental authority or any other person is required to be made or obtained by either Retrocessionaire in connection with the execution, delivery and performance of this Agreement or the Coinsurance Agreements or the consummation of the transactions contemplated hereby and thereby.
      4.3     Permits. Schedule 4.3 contains a true and complete list of all material permits issued to the Retrocessionaires as of the date of this Agreement. Except as set forth on Schedule 4.3, (i) each Retrocessionaire has all material permits required by applicable law for the operation of its business (including without limitation the business to be reinsured as contemplated by this Agreement) and is in material compliance with the terms of such permits, (ii) all such permits are in full force and effect, (iii) there is no proceeding pending or threatened to revoke or suspend any such permit, and (iv) the Retrocessionaires have not received any written notice from any governmental authority of the failure to have any required permit. Except as set forth in Schedule 4.3, as of the date of this Agreement there is no suit, proceeding or investigation potentially involving the revocation, cancellation, suspension or nonrenewal of any such permit which is pending or, to the Knowledge of the Retrocessionaires, threatened in writing.
      4.4     Litigation Against Retrocessionaires. There are no actions, suits, investigations or regulatory proceedings pending or (to the Knowledge of the Retrocessionaires) threatened against either Retrocessionaire at law or in equity, in, before, or by any person, that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, the Coinsurance Agreements, the Novation Amendments, the Ancillary Agreement Assignments, the Existing Retrocession Agreement Assignments or the transactions contemplated hereby and thereby.

      4.5     Compliance with Law. The Retrocessionaires have conducted their business in material compliance with all applicable laws (including, without limitation, insurance laws and federal and state laws), statutes, ordinances, rules, governmental regulations, writs, injunctions, judgments, decrees or orders of any governmental instrumentality or court.
      4.6     Retrocessionaire Brokers. Except for the persons or entities identified on Schedule 4.6 hereto (and for whose compensation the Retrocessionaires shall be solely responsible), no broker or finder has acted directly or indirectly for the Retrocessionaires, nor has either Retrocessionaire incurred any obligation to pay any brokerage or finder’s fee or other commission in connection with this Agreement and the transactions contemplated hereby, and all actions by or on behalf of the Retrocessionaires have been carried out by the Retrocessionaires, without the intervention of any person acting on behalf of the Retrocessionaires in such a manner as to give rise to any valid claim by any other person against the Companies for payment of a finder’s fee, brokerage commission or similar payment.
      4.7     Investment Company. Neither Retrocessionaire is an investment company subject to registration and regulation under the Investment Company Act of 1940, as amended.
ARTICLE V
Covenants
      5.1     Conduct of Business. Except as (i) set forth on Schedule 5.1, (ii) otherwise expressly provided in this Agreement or the Coinsurance Agreements, (iii) consented to in writing by the Retrocessionaires, or (iv) reasonably required to prepare for and facilitate the consummation of the transactions contemplated hereby, during the period from the date hereof through the earlier of (i) the date upon which the last Treaty expires or is terminated in accordance with its terms or (ii) the date upon which the last Treaty is novated to one of the Retrocessionaires in accordance with Section 5.7, each of the Companies, with respect to the business related to the Treaties:
      (a) shall exercise its commercially reasonable efforts to maintain itself at all times in all material respects as a corporation duly organized, validly existing, in good standing, and duly qualified and licensed to conduct such business;
      (b) shall exercise its commercially reasonable efforts to prevent any material breach of or default under any Treaty or Ancillary Agreement or fail to comply in any material respect with any applicable law;
      (c) shall not pay, discharge or satisfy any claims, liabilities or obligations related to the Treaties, the Ancillary Agreements, or the Existing Retrocession Agreements (absolute, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice and in accordance with the terms of the Treaties, the Ancillary Agreements and the Existing Retrocession Agreements;
      (d) shall not terminate, modify, amend or waive compliance with, any provision of any of the Treaties, Ancillary Agreements or the Existing Retrocession Agreements and shall fully comply with all of the terms and provisions of such agreements;
      (e) shall not enter into any new retrocession agreements or ancillary agreements relating to the Treaties;
      (f) shall not change any financial, underwriting, reserving methods or assumptions, pricing, claims, risk retention, retrocession, investment or accounting policies related thereto unless required to do so by applicable law, rule or regulation or as a result of any change to GAAP or SAP; and
      (g) shall not authorize or enter into an agreement or arrangement of any kind to do any of the foregoing.
      5.2     Accountings. (a) Cash flows arising out of the Treaties, the Ancillary Agreements, the Existing Retrocession Agreements and the Transferred Investment Assets from the Coinsurance Effective Date to but excluding the Closing Date shall be calculated in an accounting delivered by the Companies no later than five (5) Business Days after the Closing Date (the “Post-Effective Time Accounting”). The Post-Effective Time

Accounting will be in the form attached as Schedule 5.2(a) hereto. The Post-Effective Time Accounting shall be accompanied by a certification of the chief financial officer of each of the Companies that all items reflected in the Post-Effective Time Accounting were calculated in good faith by such Company for the period from the Coinsurance Effective Date to but excluding the Closing Date, based upon the relevant Books and Records of the Company, and calculated consistent with the past practices of the Company, including, without limitation, its claims payment and cash settlement practices. Each Company shall supply the Retrocessionaires with a copy of all bank statements, computer runs, work papers and supporting data relating to the cash flows arising out of the Treaties or otherwise used in preparing the Post-Effective Time Accounting. If the Post-Effective Time Accounting reflects a balance due to either Retrocessionaire, such balance shall be paid by the appropriate Company to such Retrocessionaire by wire transfer of immediately available funds in U.S. dollars, in the amounts and to the bank accounts designated in writing by the Retrocessionaire, simultaneously with the delivery of the Post-Effective Time Accounting. If the Post-Effective Time Accounting reflects a balance due to either Company, such balance shall be paid by the appropriate Retrocessionaire to such Company by wire transfer of immediately available funds in U.S. dollars, in the amounts and to the bank accounts designated in writing by such Company, not later than three (3) Business Days following the Retrocessionaires’ receipt of the Post-Effective Time Accounting. In either case, the amount paid shall be the balance due as shown on the Post-Effective Time Accounting plus interest for the period from the Coinsurance Effective Date to but excluding the Closing Date at an annual rate of three percent (3%) on one-half of such balance due.
      (b) Cash flows arising out of the Treaties, the Ancillary Agreements, the Existing Retrocession Agreements and the Transferred Investment Assets from and including the Closing Date to but excluding the Transition Date shall be calculated in an accounting delivered by the Companies no later than five (5) Business Days after the Transition Date (the “Post-Transition Accounting”). The Post-Transition Accounting will be in the same form as the Post-Effective Time Accounting. The Post-Transition Accounting shall be accompanied by a certification of the chief financial officer of each of the Companies that all items reflected in the Post-Transition Accounting were calculated in good faith by such Company for the period from and including the Closing Date to but excluding the Transition Date, based upon the relevant Books and Records of the Company, and calculated consistent with the past practices of the Company, including, without limitation, its claims payment and cash settlement practices. Each Company shall supply the Retrocessionaires with a copy of all computer runs, work papers and supporting data used in preparing the Post-Transition Accounting. If the Post-Transition Accounting reflects a balance due to either Retrocessionaire, such balance shall be paid by the appropriate Company to such Retrocessionaire by wire transfer of immediately available funds in U.S. dollars in the amounts and to the bank accounts designated in writing by the Retrocessionaire, simultaneously with the delivery of the Post-Transition Accounting. If the Post-Transition Accounting reflects a balance due to either Company, such balance shall be paid by the appropriate Retrocessionaire to such Company by wire transfer of immediately available funds in U.S. dollars, in the amounts and to the bank accounts designated in writing by such Company, not later than three (3) Business Days following the Retrocessionaires’ receipt of the Post-Transition Accounting. In either case, the amount paid shall be the balance due as shown on the Post-Transition Accounting plus interest for the period from and including the Closing Date to but excluding the Transition Date at an annual rate of three percent (3%) on one-half of such balance due.
      (c) The Retrocessionaires shall give written notice (an “Objection Notice”) to the Companies of any objections to the calculations shown in the Post-Effective Time Accounting or the Post-Transition Accounting within 180 days after the receipt by the Retrocessionaires of the Post-Transition Accounting. Such Objection Notice will set forth the Retrocessionaires’ proposal as to each item to which the Retrocessionaires objects together with appropriate support for such objections. If the Retrocessionaires do not deliver an Objection Notice within such 180-day period, the Post-Effective Time Accounting and the Post-Transition Accounting shall be deemed to be conclusive, final and binding on the parties. Any disputes regarding the amounts calculated by the Companies pursuant to this Section 5.2 shall be submitted to PricewaterhouseCoopers LLP (the “Independent Accountant”), which shall be the exclusive means for the resolution of any such disputes. The parties shall provide to the Independent Accountant the Post-Effective Time Accounting and/or the Post-Transition Accounting, as applicable, and the appropriate Objection Notice, as well as any documenta-

tion they believe will assist the Independent Accountant in resolving the disputes, together with such documentation as may be requested by the Independent Accountant. The parties shall instruct the Independent Accountant to resolve such disputes and issue a written report with respect thereto within 45 days following its receipt of such documentation. The determination of the Independent Accountant will, with respect to each item in dispute, be limited to the range for such item proposed by the Companies in the Post-Effective Time Accounting or the Post-Transition Accounting, as applicable, and the Retrocessionaires in the appropriate Objection Notice. The decision of the Independent Accountant will be final and binding on the parties with the same effects as if the issues in dispute had been resolved by arbitration pursuant to Section 10.9 of this Agreement. The fees and expenses of the Independent Accountant will be allocated between the parties in accordance with the Independent Accountant’s assessment of the merits of the parties’ positions with respect to the matters in dispute.
      5.3     Pre-Closing Access. Between the date of this Agreement and the Closing Date, subject to any applicable law relating to antitrust, employment or privacy issues, the Companies shall afford to the Retrocessionaires and their Representatives access, upon reasonable notice and during normal business hours, to all contracts, documents and information of or relating to the assets, liabilities, business, operations and other aspects of the business related to the Treaties, the Ancillary Agreements or the Existing Retrocession Agreements. The Companies shall, and shall cause their respective employees to, cooperate with the Retrocessionaires and their Representatives in their investigation of matters relating to the transactions contemplated hereby; provided, however, that the Retrocessionaires’ investigation shall be conducted in a manner which does not unreasonably interfere with the normal operations of the Companies. Without limiting any of the terms thereof, the terms of the Confidentiality Agreement shall govern the Retrocessionaires’ and their Representatives’ obligations with respect to all confidential information made available to the Retrocessionaires or their Representatives pursuant to this Section 5.3.
      5.4     Transition Services. (a) Between the Coinsurance Effective Date and the Transition Date, the Companies shall continue to service the Treaties, Existing Retrocession Agreements and Ancillary Agreements (including without limitation any of such agreements that have been assigned or novated to either Retrocessionaire) in a manner consistent with their current practices.
      (b) Within thirty (30) days following the end of each calendar month ending between the Coinsurance Effective Date and the Transition Date, the Companies will provide to the Retrocessionaires the information needed by the Retrocessionaires for reporting the Treaties on the Retrocessionaires’ statutory financial statements. The report will be in a form mutually agreed upon by the parties.
      (c) From the date of this Agreement to the Transition Date, the Companies shall use commercially reasonable efforts to assist the Retrocessionaires in preparing to transition the administration of the Treaties from the Companies to the Retrocessionaires on the Transition Date.
      (d) As consideration for the services provided by the Companies pursuant to this Section 5.4 (the “Company Services”), the Retrocessionaires shall pay or reimburse the Companies: (i) $30,000 per month, prorated for any portion of a month, for Company Services provided by the Company, and (ii) for Company Services provided by third parties not affiliated with either Company, at the actual costs charged by such third parties, provided that the provision of such services by a third party (including an appropriate adjustment of the monthly fee contemplated by clause (i) above) is approved in advance by the Retrocessionaires. The Retrocessionaires acknowledge that, while a reduction in the monthly fee contemplated by clause (i) above is appropriate in the event any Company Service currently provided by the Companies (or an affiliate of the Companies) is moved to a third party, there may be circumstances in which the aggregate amount paid by the Retrocessionaires for Company Services may exceed $30,000. For as long as the Companies are obligated to perform any Company Services, not later than twenty (20) days following the end of each calendar month, the Companies shall submit to the Retrocessionaires in writing an invoice for the Company Services performed by the Companies during the preceding month that sets forth, in reasonable detail, costs for services provided by unaffiliated third parties. The Retrocessionaires shall pay the aggregate amount shown on each such invoice no later than ten (10) days after receipt of the invoice, and any monthly payment that is not so paid shall bear interest from such due date until the date paid at the Treasury Rate.

      5.5     Continued Access to Books and Records Transferred to the Retrocessionaires. On and after the Transition Date, the Retrocessionaires shall provide the Companies with access to all information in the possession or control of the Retrocessionaires which the Companies reasonably request in connection with the Treaties relating to the preparation or examination of the Companies’ tax returns and financial statements, the review of payment and claims procedures, the adequacy of established reserves, the compliance by the Retrocessionaires with any obligations they have under this Agreement or the Coinsurance Agreements, and the conduct of any litigation or regulatory dispute resolution, whether pending or threatened, concerning the Treaties or the servicing of the Treaties by the Retrocessionaires following the Transition Date. Such access shall be provided by the Retrocessionaires during normal business hours of the Retrocessionaires upon forty-eight (48) hours advance notice or such shorter period if reasonably required in the circumstances. The Retrocessionaires shall maintain all books, records, files and other information related to the Treaties for such period of time as specified by applicable laws and regulations regulating the preservation of books and records.
      5.6     Notice of Actions Received. On and after the date of this Agreement, the Companies and the Retrocessionaires shall promptly provide each other with notice of the receipt of any demand letter, summons, complaint, petition or notice of litigation, and any complaint, notice, inquiry or other correspondence from any insurance regulatory authority with respect to any of the Treaties.
      5.7     Systems Support. From the date of this Agreement to the Transition Date, and in order to facilitate the transfer of the Books and Records on the Transition Date, the Companies shall cooperate with the Retrocessionaires and their respective designees in converting the Books and Records from the Companies’ systems to the Retrocessionaires’ systems. Historical treaty, accounting, claims, policy master file, retrocession and financial and actuarial information concerning the Treaties, the Ancillary Agreements and the Existing Retrocession Agreements will be provided to the Retrocessionaires in formats reasonably designated thereby with file layouts and mapping documents as reasonably designated thereby. Any third-party expense incurred by the Companies in connection with providing any such information in the formats designated shall be reimbursed by the Retrocessionaires. The Companies will make appropriate personnel available to respond to questions from the Retrocessionaires’ systems personnel in order to enable the Retrocessionaires to understand the data and file layouts and effectuate a transfer of the Books and Records.
      5.8     Maintenance of Existing Retrocession Agreements. From and after the date of this Agreement, unless otherwise agreed by the Retrocessionaires, each of the Companies shall maintain the Existing Retrocession Agreements related to any Treaty coinsured under the Coinsurance Agreements in full force and effect without any waiver or modification of the terms thereof or any rights or obligations thereunder.
      5.9     Novations and Assignments. (a) From and after the date of this Agreement, the Retrocessionaires and the Companies shall cooperate with each other and use commercially reasonable efforts to procure the consent of (i) the relevant Cedent to the novation of each of the Treaties to the Retrocessionaires pursuant to a Novation Amendment, (ii) the relevant retrocessionaire to the execution and delivery of an Existing Retrocession Agreement Assignment as to each of the Existing Retrocession Agreements, and (iii) the appropriate Person to the assignment or novation to and assumption by the relevant Retrocessionaire of each of the Ancillary Agreements other than the Deposit Agreement identified on Schedule 1.3. In no event shall the obligation to use “commercially reasonable efforts” pursuant to the foregoing sentence require (i) the Companies or the Retrocessionaires to make any additional payment or concession to any Cedent or Third Party Retrocessionaire, (ii) the Companies to execute or deliver a Novation Amendment with respect to a Treaty if any risk assumed thereunder is currently retroceded to ALR Bermuda under an Existing Retrocession Agreement and Wilton America does not agree to retrocede such risk to Wilton Bermuda, or (iii) the Retrocessionaires or the Companies to execute or deliver a Novation Amendment with respect to any Treaty unless each Third-Party Retrocessionaire now assuming any risk as to such Treaty under an Existing Retrocession Agreement has executed an Existing Retrocession Agreement Assignment with respect thereto.
      (b) The Companies shall execute any (i) Novation Amendment executed by the relevant Retrocessionaire and the relevant Cedent, (ii) Ancillary Agreement Assignment executed by the relevant counter-party or counter-parties, and (iii) Existing Retrocession Agreement Assignment executed by the relevant Third Party Retrocessionaire, in each case in the forms attached hereto as exhibits and provided that such Novation

Amendment and Existing Retrocession Agreement Assignments do not require the Companies to make any payment to a third party.
      (c) In the event that the Companies and the Retrocessionaires are unable to obtain any consent required from any counter-party in order to assign any Ancillary Agreement to a Retrocessionaire, (i) the Companies shall use commercially reasonable efforts in cooperation with the relevant Retrocessionaire to (A) provide or cause to be provided to such Retrocessionaire the benefits of such Ancillary Agreement and (B) enforce for the benefit of such Retrocessionaire any rights of either Company arising from such Ancillary Agreement, and (ii) such Retrocessionaire shall use commercially reasonable efforts to perform the obligations of the relevant Company under such Ancillary Agreement. If and when any such required consent to the assignment of an Ancillary Agreement is obtained, the relevant Company shall promptly assign all of its rights and obligations thereunder to the relevant Retrocessionaire without the payment of further consideration therefore, and such Retrocessionaire shall assume such rights and obligations.
      (d) If a Treaty is novated to a Retrocessionaire pursuant to a Novation Amendment following the Transition Date, the relevant Company shall transfer all Books and Records relating to such Treaty to the relevant Retrocessionaire, subject to such Company’s right to retain copies of any such Books and Records.
      (e) Notwithstanding anything in this Section 5.9 to the contrary, on the Closing Date, each Existing Retrocession Agreement under which ALR America retrocedes to ALR Bermuda risks assumed under any of the other Treaties (an “Inter-Affiliate Agreement”) will be novated in part, by means of a bifurcation of such Inter-Affiliate Agreement, to substitute Wilton America for ALR America and Wilton Bermuda for ALR Bermuda as to each Treaty that is a Novated Treaty on the Closing Date. Following the Closing Date, at such time as any Treaty is novated to Wilton America, each Inter-Affiliate Agreement covering such Treaty will be further novated in part to substitute Wilton America for ALR America and Wilton Bermuda for ALR Bermuda as to such Treaty. The documentation effecting the partial novations contemplated by this Section 5.9(e) shall be in a form reasonably satisfactory to the parties hereto. Regardless of whether any Treaties have not yet been novated at the time in question, the Inter-Affiliate Agreements shall be finally and completely novated to substitute Wilton America for ALR America and Wilton Bermuda for ALR Bermuda effective either (i) the last day of the sixth calendar month following the month in which the Closing Date falls, or (ii) the last day of such earlier calendar month as the Retrocessionaires shall elect in their sole discretion.
      (f) Prior to the Closing Date, (i) ALR America and ALR Bermuda will terminate the Deposit Agreement identified on Schedule 1.3, and (ii) ALR America will cause all funds on deposit pursuant to such agreement to be returned to ALR Bermuda.
      5.10     Letters of Credit or Similar Collateral. (a) Following the date of this Agreement, the Companies and the Retrocessionaires will use their commercially reasonable efforts to arrange to replace any letters of credit required to be maintained by the Companies under any Treaty (each, a “Collateralized Treaty”) with letters of credit provided by the Retrocessionaires, with such replacement to be effectuated on the Closing Date or as promptly thereafter as practicable. As to any letters of credit the Companies continue to maintain following the Closing, the Retrocessionaire reinsuring the applicable Collateralized Treaty shall reimburse the applicable Company for (i) all amounts paid or incurred by such Company for such letter of credit after the Closing Date (excluding letter of credit facility commitment fees or other similar amounts not specifically relating to the letter of credit in question), and, (ii) in the event of any draw against any such letter of credit securing a Collateralized Treaty following the Closing Date, including without limitation a draw resulting from the non-renewal of such letter of credit, an amount equal to the amount of such draw. If the Retrocessionaire is obligated to make any payment under clause (ii) of the preceding sentence, the Company receiving such payment shall, upon receipt of such payment, assign to the Retrocessionaire all of its right, title and interest in and to the return of such collateral under the terms of the applicable Collateralized Treaty. Any payment to either Company required pursuant to this Section 5.10(a) shall be made to such Company within five (5) days of the appropriate Retrocessionaire’s receipt of notice of the event giving rise to such payment, and any payment not so made to the appropriate Company shall bear interest from such due date until the date paid at the Treasury Rate.

      (b) Each of the Companies shall provide notice of non-renewal to the issuer of each letter of credit it maintains with respect to a Collateralized Treaty on (i) November 15, 2005, if the Closing takes place on or prior to such date, or (ii) the date that is 45 days prior to the termination of such letter of credit if the Closing does not take place on or prior to November 15, 2005. Neither Company shall provide any notice of non-renewal of any letter of credit it maintains with respect to a Collateralized Treaty prior to the date specified in this Section 5.10(b). In the event of a draw under a letter of credit by the Cedent under a Collateralized Treaty as a result of a non-renewal of such letter of credit, the obligation of the Retrocessionaire reinsuring such Collateralized Treaty to reimburse the relevant Company for amounts paid or incurred by such Company with respect to such letter of credit pursuant to Section 5.10(a) shall cease immediately upon the reimbursement by such Retrocessionaire of the amount so drawn.
      5.11     Regulatory Filings, Consents and Approvals. The Retrocessionaires and the Companies shall cooperate and use commercially reasonable efforts to obtain as promptly as practicable all approvals, authorizations and clearances of governmental and regulatory authorities to consummate the transactions contemplated by this Agreement and the Coinsurance Agreements, and shall cooperate with each other and provide such information and communications to such governmental and regulatory authorities as the party responsible for obtaining such approvals may reasonably request. The Retrocessionaires and the Companies will provide each other and their counsel the opportunity to review in advance and comment on all such filings with any governmental and regulatory authorities and will keep each other informed of the status of matters relating to obtaining the required regulatory approvals. It is expressly understood by the parties hereto that each party hereto shall use commercially reasonable efforts to ensure that representatives of both parties shall have the right to attend and participate in any hearing, proceeding, meeting, conference or similar event before or with a governmental authority relating to this Agreement. In the case of a meeting, conference or similar event related in part to this Agreement and in part to other matters, the parties shall cooperate in good faith to ensure that each of the parties is able to participate in the portion of such meeting, conference or similar event that relates solely to this Agreement; provided, however, that either party shall have the right to exclude the other party from all or any portion of any meeting, conference or similar event not relating to this Agreement. In furtherance of the foregoing, each party shall provide each other reasonable advance notice of any such hearing, proceeding, meeting, conference or similar event.
      5.12     Other Consents and Approvals. The parties shall cooperate and use commercially reasonable efforts to obtain all consents, approvals and agreements of, and to give and make all notices and filings with, any other Person (other than governmental and regulatory authorities, which are covered under Section 5.11 of this Agreement) required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including without limitation, Cedents and Third-Party Retrocessionaires. Without limiting the generality of the foregoing, Wilton Bermuda will cause all shares as to which it holds proxies granted pursuant to the Voting Agreements to be voted in favor of the transactions contemplated by this Agreement at any meeting of the shareholders of ALR Holdings. The Retrocessionaires and the Companies will keep each other informed of the status of matters relating to obtaining the required approvals. It is expressly understood by the parties hereto that each party hereto shall use commercially reasonable efforts to ensure that representatives of both parties shall have the right to attend and participate in any meeting, conference or similar event involving any Cedent or Third-Party Retrocessionaire relating to this Agreement. In furtherance of the foregoing, each party shall provide each other reasonable advance notice of any such meeting, conference or similar event.
      5.13     HSR Act Filings. If required by law, the parties shall, as promptly as practicable, file Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the rules of the Federal Trade Commission (“FTC”) thereunder, with the FTC and the Antitrust Division of the U.S. Department of Justice (the “Antitrust Division”) in connection with the transactions contemplated by this Agreement and the Coinsurance Agreements, and shall use commercially reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.
      5.14     Notification of Certain Matters. From the date of this Agreement to the Closing Date, (a) the Companies shall use commercially reasonable efforts to conduct their affairs in such a manner so that the representations and warranties of the Companies contained in Article III hereof shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; (b) the Retrocessionaires shall use their respective commercially reasonable efforts to conduct their affairs in such a manner so that the representations and warranties of the Retrocessionaires contained in Article IV hereof shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date; (c) the Companies shall notify the Retrocessionaires promptly of any event, condition or circumstance that would reasonably be expected to give rise to the inability of the Companies to satisfy any of the conditions precedent to the Closing set forth in Article 6 hereof; and (d) the Retrocessionaires shall notify the Companies promptly of any event, condition or circumstance that would reasonably be expected to give rise to the inability of the Retrocessionaires to satisfy any of the conditions precedent to Closing set forth in Article 6 hereof. No notification pursuant to this Section 5.14 shall be deemed to cure any breach for any purpose under this Agreement.
      5.15     Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, at or prior to the Closing Date, use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby. On and after the Transition Date, the Companies and their respective affiliates will hold any and all payments received under the Treaties, the Ancillary Agreements or any Existing Retrocession Agreement that has been assigned to the Retrocessionaires as received thereby for the benefit of the relevant Retrocessionaire pending remittance thereto. Each of the Companies shall, upon any request by Retrocessionaires, take any and all actions reasonably required or appropriate thereby to further establish, substantiate or perfect the interests created hereby in favor of the Retrocessionaires, including, without limitation, the execution and delivery of trust or other agreements reasonably requested by the Retrocessionaires in order to further establish, substantiate or perfect the interests created hereby.
      5.16     Use by the Retrocessionaires of the Companies’ Names, Logos or Service Marks. Except as otherwise agreed in writing, the Retrocessionaires have not acquired by means of this Agreement or the Coinsurance Agreements or by any other means, the right to use the names of either of the Companies or any of the Companies’ service marks, trademarks, designs or logos related to that name. The Retrocessionaires agree that they will not use such name, service marks, trademarks, designs or logos unless the relevant Company shall have agreed in writing to such use; provided, however, that the Retrocessionaires may utilize the names of the Companies as may be necessary or appropriate for its administration of the Treaties pursuant to the Coinsurance Agreements.
      5.17     Communications with Cedents and Third Party Retrocessionaires. (a) Before the Closing Date, all communications with Cedents and Third Party Retrocessionaires by either the Companies or the Retrocessionaires in connection with the proposed novation or reinsurance of the Treaties by the Retrocessionaires as contemplated by this Agreement shall be in such form as shall be mutually agreed upon by the parties hereto prior to any release thereof, except for communications with Cedents and Third Party Retrocessionaires, as the case may be, as required to administer the Treaties and the Existing Retrocession Agreements in the ordinary course of business. The Company and the Retrocessionaires shall cooperate fully and promptly regarding the preparation and distribution of any such communications to Cedents.
      (b) The Retrocessionaires shall send to each Cedent a written notice from the Companies advising that the Retrocessionaire has been appointed by the Companies to provide administrative services relating to the Treaties on and after the Transition Date, and directing that future payments by the Cedent should be made to the Collections Account (as defined in the Coinsurance Agreements). The Retrocessionaires shall send such notice at their own expense by first class U.S. mail promptly after the Closing Date, but in no event later than the Transition Date.
      5.18     Expenses. Except as otherwise specifically provided in this Agreement, and except for the Expense Reimbursement Amount, the parties hereto shall each bear their own respective expenses incurred in connection with the preparation, execution and performance of this Agreement, the Coinsurance Agreements, the Novation Amendments, the Existing Retrocession Agreement Assignments, the Ancillary Agreement Assignments and all other documentation related hereto and thereto, including without limitation all fees and expenses of counsel, actuaries and accountants.
      5.19     Intercompany Balances. At the Closing, the Companies shall provide the Retrocessionaires with a reconciliation of any outstanding balances that were owing between ALR Bermuda and ALR America under any Existing Retrocession Agreement as of the Coinsurance Effective Date.
      5.20     Competing Acquisition Proposals. (a) Subject to Sections 5.20(b) through (d) below, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Closing Date, none of ALR Holdings, the Companies or any of their respective Representatives shall (and each of ALR Holdings and the Companies shall cause their respective Representatives not to), directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer that constitutes, is intended to result in, or could be expected to lead to any Competing Acquisition Proposal (as defined below) or (ii) engage in negotiations or discussions concerning the Treaties or any Company with, or provide any confidential information with respect to the Treaties or any Company to, any person making or proposing to make any Competing Acquisition Proposal. Each of ALR Holdings and each Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Competing Acquisition Proposal, and will take the necessary steps to promptly inform such parties of the obligations undertaken in this Section 5.20.
      (b) Notwithstanding anything to the contrary contained in the foregoing Section 5.20(a), nothing herein shall prohibit ALR Holdings, prior to the receipt of the approval of its shareholders of the transactions contemplated by this Agreement (as provided for on Schedule 3.2), (i) from complying with Rule 14e-2 and Rule 14d-9 under the Securities Exchange Act of 1934, as amended, with regard to a bona fide tender offer or exchange offer, or (ii) from participating in negotiations or discussions with or furnishing information to any person in connection with an unsolicited bona fide Competing Acquisition Proposal that is submitted in writing by such Person to the Board of Directors of ALR Holdings after the date of this Agreement and prior to the receipt of the approval of ALR Holdings’ shareholders of the transactions contemplated by this Agreement, provided that, prior to participating in any such discussions or negotiations or furnishing any information (A) ALR Holdings shall promptly provide the Retrocessionaires with notice of the receipt of any communication regarding a potential Competing Acquisition Proposal, including the identity of the person making or proposing to make such Competing Acquisition Proposal and the material terms thereof, (B) ALR Holdings shall have received from such person an executed confidentiality agreement on terms not less favorable to ALR Holdings than the Confidentiality Agreement, a copy of which shall be provided only for informational purposes to the Retrocessionaires, (C) the Board of Directors of ALR Holdings shall have concluded in good faith, after obtaining the advice of its outside financial advisors, that such Competing Acquisition Proposal is reasonably likely to be or to result in a Superior Proposal (as defined below), and (D) the Board of Directors of ALR Holdings shall have concluded in good faith, after obtaining the advice of its outside legal advisors, that participating in such negotiations or discussions or furnishing such information is required in order for the Board of Directors of ALR Holdings to fulfill its fiduciary duties to its shareholders. The Board of Directors of ALR Holdings shall promptly notify the Retrocessionaires of any material changes or amendment to the primary terms of such Competing Acquisition Proposal.
      (c) In the event that, prior to the receipt of the approval of its shareholders of the transactions contemplated by this Agreement (as provided for on Schedule 3.2), the Board of Directors of ALR Holdings determines in good faith, after consultation with its financial advisor, that such Competing Acquisition Proposal is a Superior Proposal, and that, after consultation with outside legal counsel, the failure to accept such Superior Proposal would be inconsistent with the fiduciary duties of the Board of Directors of ALR Holdings, the Board of Directors of ALR Holdings may accept such Superior Proposal and the Companies may terminate this Agreement in accordance with Section 9.1.3(b) of this Agreement; provided, however, that prior to any such acceptance of the Superior Proposal and termination of this Agreement, ALR Holdings shall (i) notify the Retrocessionaires in writing that it intends to enter into an agreement relating to a Superior Proposal, which notice shall include the most recent draft of the relevant acquisition agreement (and which notice shall give the Retrocessionaires the immediate right to terminate this Agreement in accordance with Section 9.1.2(b) of this Agreement), (ii) during the five Business Days following receipt by the Retrocessionaires of such notice, ALR Holdings shall have offered the Retrocessionaires the opportunity to make such adjustments to the terms and conditions of this Agreement such that any Competing Acquisition Proposal is no longer a Superior Proposal, and (iii) the Board of Directors of ALR Holdings shall have concluded, after termination of the five Business Day period, that the Competing Acquisition Proposal giving rise to ALR Holdings’ obligations to provide notice hereunder continues to be a Superior Proposal. ALR Holdings and the Companies may not terminate this Agreement under Section 9.1.3(b) in connection with a Superior Proposal unless ALR Holdings pays to the Retrocessionaires in immediately available funds the Termination Fee pursuant to Section 9.2 of this Agreement. ALR Holdings agrees that it will not enter into a binding agreement relating to a Superior Proposal until at least the sixth Business Day after it has provided the notice to the Retrocessionaires described above. ALR Holdings further agrees that it shall notify the Retrocessionaires promptly if ALR Holdings has changed its intention with respect to entering into the agreement identified in the notice provided hereunder, whether as a result of the Retrocessionaires modifying their offer or otherwise.
      (d) For purposes of this Agreement, “Competing Acquisition Proposal” means any inquiry, proposal or offer from any person relating to (x) any direct or indirect sale, transfer, pledge, disposition, reinsurance, novation, bulk reinsurance or other conveyance of rights or interests with respect to the Treaties other than a transaction expressly provided for herein, (y) a direct or indirect sale of any of the outstanding shares of, or other securities issued by, either Company or ALR Holdings or (z) a merger, consolidation, business combination, reorganization, share exchange, recapitalization, liquidation, dissolution or similar transaction involving any Company other than a transaction expressly provided for herein; provided, however, that any such inquiry, proposal or offer that relates to a transaction that would, by its terms, be consummated following the consummation of the transactions contemplated by this Agreement shall not be considered a Competing Acquisition Proposal so long as such transaction would not interfere with the Retrocessionaires’ rights hereunder. For purposes of this Agreement, “Superior Proposal” means any Competing Acquisition Proposal with respect to which any required financing is committed or, in the good faith judgment of the Board of Directors of ALR Holdings, based on the advice of its outside financial advisors, is reasonably capable of being financed by the person making the proposal and, with respect to which the Board of Directors of ALR Holdings shall have concluded in good faith is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the Competing Acquisition Proposal and the person making the proposal, and would, if consummated, result in a transaction more favorable to ALR Holding’s shareholders from a financial point of view than the transactions contemplated by this Agreement.
ARTICLE VI
Closing Conditions
      6.1     Conditions to the Retrocessionaires’ Obligations to Close. The obligation of the Retrocessionaires to close the transactions contemplated under this Agreement shall be subject to the fulfillment of the following conditions, any one or more of which may be waived by the Retrocessionaires to the extent permitted by law:
      6.1.1     Receipt of All Required Closing Date Approvals. All Required Closing Date Approvals shall have been received, and each Company shall have delivered to the Retrocessionaires a copy of any Required Closing Date Approval issued to such Company.
      6.1.2     Representations, Warranties and Covenants. The representations and warranties of each Company contained in this Agreement that are not qualified by “materiality” or a “Material Adverse Effect” qualifier shall have been true and correct in all respects on and as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date (unless such representation or warranty is expressly made as of an earlier date). The representations and warranties of each Company contained in this Agreement that are qualified by “materiality” or a “Material Adverse Effect” qualifier shall have been true and correct in all respects on and as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date (unless such representation or warranty is expressly made as of an earlier date).

Each Company shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be so performed or complied with by such Company at or before the Closing. On the Closing Date, each Company shall have delivered to the Retrocessionaires a certificate dated as of the Closing Date and signed by a senior officer of such Company, to the effect contemplated by this Section 6.1.2.
      6.1.3     Secretary’s Certificates. Each Company shall have delivered to the Retrocessionaires a certificate of the secretary or assistant secretary thereof, dated as of the Closing Date, as to the resolutions of the Board of Directors (or other similar governing body) of such Company authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party, as to the status and signature of each of its officers who executed and delivered this Agreement and such other agreements and any other document delivered by it in connection with the transactions contemplated by this Agreement and such other agreements.
      6.1.4     Injunction and Litigation. There shall be in effect no injunction, writ, preliminary restraining order or other order issued by any court of competent jurisdiction directing that the transactions contemplated by this Agreement or the Coinsurance Agreements not be consummated as herein or therein provided.
      6.1.5     Third-Party Retrocessionaires. Each Third-Party Retrocessionaire that has accepted any risk arising under any Novated Treaty shall have, as to the Existing Retrocession Agreement applicable to such Novated Treaty, either (i) executed an Existing Retrocession Agreement Assignment or (ii) on terms approved by the Retrocessionaires, which approval shall not be unreasonably withheld, confirmed in writing to the Retrocessionaires that it will continue to provide coverage with respect to such Novated Treaty under the terms of the relevant Existing Retrocession Agreement for the duration of the term thereof.
      6.1.6     Cedents. Either (a) the Cedent under each Treaty shall have provided to the Retrocessionaires a confirmation in the form of Exhibit E hereto indicating that the information therein is correct, and such information shall have been determined to be, in the reasonable judgment of the Retrocessionaires, consistent in all material respects with (i) information contained in the Books and Records of the relevant Company and (ii) information provided prior to the date of this Agreement by the Companies to the Retrocessionaires or (b) the Retrocessionaires shall have otherwise received the information called for by Exhibit E with respect to each Treaty, and such information shall have been determined to be, in the reasonable judgment of the Retrocessionaires, consistent in all material respects with (x) information contained in the Books and Records of the relevant Company and (y) information provided prior to the date of this Agreement by the Companies to the Retrocessionaires.
      6.2     Conditions to the Company’s Obligations to Close. The obligation of the Companies to close the transactions contemplated under this Agreement shall be subject to the fulfillment of the following conditions, any one or more of which may be waived by the Companies to the extent permitted by law:
      6.2.1     Receipt of All Required Closing Date Approvals. All Required Closing Date Approvals shall have been received, and each Retrocessionaire shall have delivered to the Companies a copy of any Required Closing Date Approval issued to such Retrocessionaire.
      6.2.2     Representations, Warranties and Covenants. The representations and warranties of each Retrocessionaire contained in this Agreement that are not qualified by “materiality” or a “Material Adverse Effect” qualifier shall have been true and correct in all respects on and as of the date of this Agreement and shall be true and correct in all material respects on and as of the Closing Date (unless such representation or warranty is expressly made as of an earlier date). The representations and warranties of each Retrocessionaire contained in this Agreement that are qualified by “materiality” or a “Material Adverse Effect” qualifier shall have been true and correct in all respects on and as of the date of this Agreement and shall be true and correct in all respects on and as of the Closing Date (unless such representation or warranty is expressly made as of an earlier date).Each Retrocessionaire shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be so performed or complied with by such Retrocessionaire at or before the Closing. On the Closing Date, each Retrocessionaire shall have delivered to the Companies a certificate dated as of the Closing Date and signed by a senior officer of such Retrocessionaire, to the effect contemplated by this Section 6.2.2.
      6.2.3     Secretary’s Certificates. Each Retrocessionaire shall have delivered to the Companies a certificate of the secretary or assistant secretary thereof, dated as of the Closing Date, as to the resolutions of the Board of Directors (or other similar governing body) of such Retrocessionaire authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby to which it is a party, as to the status and signature of each of its officers who executed and delivered this Agreement and such other agreements and any other document delivered by it in connection with the transactions contemplated by this Agreement and such other agreements.
      6.2.4     Injunction and Litigation. There shall be in effect no injunction, writ, preliminary restraining order or other order issued by any court of competent jurisdiction directing that the transactions contemplated by this Agreement or the Coinsurance Agreements not be consummated as herein or therein provided.
ARTICLE VII
Survival of Representations and Warranties
      Except for the representations and warranties made by the Companies in Section 3.1 and those made by the Retrocessionaires in Section 4.1, each of which shall survive the Closing indefinitely, the representations and warranties made by the Companies and the Retrocessionaires in this Agreement or in any certificate delivered by the Company or the Retrocessionaires pursuant hereto, shall survive for a period of eighteen (18) months following the Closing Date. All claims for inaccuracy or breach of any representation or warranty will be deemed waived unless notice of such inaccuracy or breach shall have been given to the breaching party prior to the expiration of the survival period set forth in this Article VII, in which case such representation or warranty shall survive to the extent of the claim referred to in such notice until such claim has been resolved.
ARTICLE VIII
Indemnification
      8.1     Indemnification by the Companies. Subject to the limitations set forth in Article VII and elsewhere in this Article VIII, each Company, severally and not jointly, shall indemnify, defend and hold harmless each Retrocessionaire, each of its affiliates, and each of their respective directors, officers and employees (the “Retrocessionaire Indemnified Parties”) from and against all costs and expenses (including reasonable attorneys’, accountants’ and actuaries’ fees and disbursements, and any other costs and expenses incident to any suit, action or proceeding), damages, losses, charges, deficiencies, liabilities, obligations, claims or judgments (“Loss” or “Losses”) arising or resulting from:
      (a) any breach of any representation or warranty made by such Company in this Agreement or from any misrepresentation in any certificate furnished hereunder by such Company;
      (b) any breach of any covenant of such Company in this Agreement;
      (c) any Excluded Liability; and
      (d) any successful enforcement of the obligations contained in this Section 8.1 against either Company.
      8.2     Indemnification by the Retrocessionaires. Subject to the limitations set forth in Article VII and elsewhere in this Article VIII, each Retrocessionaire, severally and not jointly, shall indemnify, defend and hold harmless each Company, each of its affiliates, and each of their respective directors, officers and employees (the “Company Indemnified Parties”) from and against all costs and expenses (including reasonable attorneys’, accountants’ and actuaries’ fees and disbursements, and any other costs and expenses incident to any suit, action or proceeding), damages, losses, charges, deficiencies, liabilities, obligations, claims or judgments (“Loss” or “Losses”) arising or resulting from:
      (a) any breach of any representation or warranty made by such Retrocessionaire in this Agreement or from any misrepresentation in any certificate furnished hereunder by such Retrocessionaire;
      (b) any breach of any covenant of such Retrocessionaire in this Agreement;
      (c) any Assumed Liability;
      (d) any Retrocessionaire Extracontractual Liability; and
      (e) any successful enforcement of the obligations contained in this Section 8.2 against either Retrocessionaire.
      8.3     Limitations. (a) Notwithstanding anything in Section 8.1(a) to the contrary, (i) the Companies shall have no liability to the Retrocessionaire Indemnified Parties with respect to the matters described in Section 8.1(a) unless and until the total of all Losses with respect to such matters exceeds $25,000.00, and then only for the amount by which such Losses exceed $25,000.00; and (ii) in no event shall the Companies’ obligations under Section 8.1(a) exceed $2,000,000.00 in the aggregate.
      (b) Notwithstanding anything in Section 8.2(a) to the contrary, (i) the Retrocessionaires shall have no liability to the Company Indemnified Parties with respect to the matters described in Section 8.2(a) unless and until the total of all Losses with respect to such matters exceeds $25,000.00, and then only for the amount by which such Losses exceed $25,000.00; and (ii) in no event shall the Retrocessionaires’ obligations under Section 8.2(a) exceed $2,000,000.00 in the aggregate.
      8.4     Notice of Claim. As soon as reasonably practicable, but in no event subsequent to the first to occur of the expiration of the relevant survival period of a representation or warranty (as set forth in Article VII) or thirty (30) days after receipt by an indemnified party hereunder of written notice of any demand, claim or circumstances which, upon the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (a “Claim”) that may result in a Loss, such indemnified party shall give notice thereof (“Claims Notice”) to the indemnifying party. The Claims Notice shall describe the Claim in reasonable detail, and shall indicate the amount (if quantifiable and estimated, if necessary) of the Loss that has been or may be suffered by such indemnified party. The failure of the indemnified party to give the Claims Notice within in the time provided for herein shall not affect the indemnifying party’s obligation under this Article VIII except if, and then only to the extent that, such failure prejudices the indemnifying party or its ability to defend such Claim.
      8.5     Opportunity to Defend. Within thirty (30) days of receipt of any Claims Notice given pursuant to Section 8.4, the indemnifying party shall notify the indemnified party in writing of the acceptance of or objection to the Claim and whether the indemnifying party will indemnify the indemnified party and, in the case of a Claim by a third party, defend the same at the expense of the indemnifying party with counsel selected by the indemnifying party (who shall be approved in writing by the indemnified party, such approval not to be unreasonably withheld); provided that the indemnified party shall at all times have the right to fully participate in the defense of any third-party Claim at its own expense or, as provided herein below, at the expense of the indemnifying party. Failure by the indemnifying party to object in writing within such thirty (30) day period shall be deemed to be acceptance of the Claim by the indemnifying party. In the event that the indemnifying party objects to a third-party Claim within said thirty (30) day period or does not object but fails to vigorously defend and appears to be unable or unwilling to meet its indemnification obligations hereunder, the indemnified party shall have the right, but not the obligation, to undertake the defense, and to compromise and/or settle (in the exercise of reasonable business judgment) such Claim. Except as provided in the preceding sentence, the indemnified party shall not compromise and/or settle any third-party Claim without the prior written consent of the indemnifying party. If a third-party Claim is one that cannot by its nature be defended solely by the indemnifying party, the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request, provided that any associated expense shall be paid by the indemnifying party.

      8.6     Exclusive Remedy; Additional Limitations. If the Closing occurs, the indemnification remedies provided in this Article VIII shall be the exclusive remedies available to the Company Indemnified Parties and the Retrocessionaire Indemnified Parties with respect to any breach of representation, warranty, covenant or other obligation under this Agreement or any document or instrument delivered under this Agreement (other than the Coinsurance Agreement, any Novation Amendment, Existing Retrocession Agreement Assignment or any Ancillary Agreement Assignment) or otherwise arising out of, resulting from or related to the transactions contemplated by this Agreement. Neither party shall be entitled to indemnification unless the party seeking indemnification makes claim therefor pursuant to the procedures set forth in Section 8.4 of this Agreement. In addition, for purposes of determining any indemnifiable amount under this Agreement or the agreements contemplated hereby, the amount of a Loss shall be reduced by any net tax benefit to the indemnified party from the Loss and any insurance proceeds or indemnity, contribution or similar payments recoverable by the indemnified party from any third party with respect to the Loss. Except as otherwise expressly set forth in this Agreement with respect to any Company Extracontractual Liability or Retrocessionaire Extracontractual Liability, in no event shall the indemnifying party under this Article VIII have liability to the indemnified party for any consequential, special, incidental, indirect, or punitive damages, lost revenue, profits or income, diminution in value, loss of business reputation or opportunity or similar items; provided, that the term “Loss” shall be deemed to include, and the Retrocessionaires shall be entitled to recover, lost revenue, profits or income under the Treaties, the Existing Retrocession Agreements and the Ancillary Agreements.
      8.7     Maintenance of Statutory Capital and Surplus. (a) During the period ending on the later of the date (i) that is eighteen (18) months following the Closing Date or (ii) on which all outstanding Claims by the Retrocessionaire Indemnified Parties for indemnification with respect to the matters described in Section 8.1(a) of this Agreement are finally resolved (the “Capital and Surplus Maintenance Period”), each Company shall maintain statutory capital and surplus equal to at least $2,000,000.00.
      (b) During the Capital and Surplus Maintenance Period, ALR Holdings shall not take any action, and shall not cause the Companies to take any action, including, without limitation, the declaration and payment of any dividend or distribution, that would reduce the statutory capital and surplus of either Company below the levels set forth in Section 8.7(a) of this Agreement.
ARTICLE IX
Termination
      9.1     Termination. This Agreement may be terminated as provided in this Section 9.1.
      9.1.1     This Agreement may be terminated at any time before the Closing, by mutual written agreement of the Companies and the Retrocessionaires.
      9.1.2     The Retrocessionaires may terminate this Agreement at any time prior to Closing:
      (a) for material breach by either of the Companies of any of the terms or conditions of this Agreement or for failure of any condition to Closing, the satisfaction of which is solely within the Companies’ control; provided, however, that the Companies shall have ten (10) days to cure any such breach or satisfy any such condition after receipt of notice thereof by the Companies from the Retrocessionaires; or
      (b) if ALR Holdings provides the Retrocessionaires with notice pursuant to Section 5.20(c)(i) that it intends to enter into a binding written agreement for a Superior Proposal (in which case ALR Holdings shall promptly pay to the Retrocessionaires the Termination Fee in accordance with Section 9.2(iv)(A) below).
      9.1.3     The Companies may terminate this Agreement at any time prior to Closing:
      (a) for material breach by the Retrocessionaires of any of the terms or conditions of this Agreement or for failure of any condition to Closing, the satisfaction of which is solely within the Retrocessionaires’ control; provided, however, that the Retrocessionaires shall have ten (10) days to cure any such breach or satisfy any such condition after receipt of notice thereof by the Retrocessionaires from the Companies; or

      (b) if (i) the Board of Directors of ALR Holdings authorizes ALR Holdings, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal, (ii) ALR Holdings notifies the Retrocessionaires in writing pursuant to Section 5.20(c)(i) that it intends to enter into such an agreement, and (iii) ALR Holdings, prior to such termination, pays to the Retrocessionaires the fee required to be paid pursuant to Section 9.2(iv)(B) of this Agreement.
      9.1.4     Either the Companies or the Retrocessionaires may terminate this Agreement at any time prior to Closing for failure of any condition to Closing, the satisfaction of which is not within either the Companies’ or the Retrocessionaires’ control, or otherwise is not the result of any act or omission on the part of any party; provided, however, that in the event this Agreement is terminated by either party due to the failure of ALR Holdings’ shareholders, at a meeting duly held, to approve the transactions contemplated hereby, the Retrocessionaires shall be entitled to receive from ALR Holdings the aggregate amount of all out-of-pocket expenses incurred by Retrocessionaires and their affiliates in connection with the transactions contemplated by this Agreement (including but not limited to the fees and expenses of outside counsel, accountants and actuaries) not previously reimbursed by the Companies (the “Unreimbursed Expense Amount”), as set forth in Section 9.2 of this Agreement.
      9.1.5     Either the Company or the Retrocessionaires may terminate this Agreement if Closing hereunder has not occurred on or prior to January 2, 2006.
      9.2     Effect of Termination. If this Agreement is terminated pursuant to Section 9.1 hereof, notice of termination shall be given pursuant to the notice provisions herein, and the transactions contemplated by this Agreement shall be terminated without further action by any party except that (i) the provisions of Sections 5.18, 10.1, 10.6, 10.7 and 10.8 shall remain in full force and effect, (ii) such termination shall not in any way limit or restrict the rights and remedies of any party hereto against any other party which has breached any of the representations, warranties, covenants, agreements or other provisions of this Agreement prior to termination hereof, (iii) any confidentiality obligations of the parties (arising under this Agreement or under the Confidentiality Agreement) shall survive such termination, and (iv) (A) in the event that this Agreement is terminated by the Retrocessionaires pursuant to Section 9.1.2(b), then ALR Holdings shall promptly, but in no event later than three (3) Business Days after the Retrocessionaires have provided notice of termination in accordance with this Section 9.2, pay to the Retrocessionaires a single, lump-sum termination fee (the “Termination Fee”) equal to the sum of (x) $500,000 plus (y) the Unreimbursed Expense Amount, (B) in the event that this Agreement is terminated by the Retrocessionaires pursuant to Section 9.1.4 due to the failure of ALR Holdings’ shareholders, at a meeting duly held, to approve the transactions contemplated hereby, then ALR Holdings shall promptly, but in no event later than three (3) Business Days after the Retrocessionaires have provided notice of termination in accordance with this Section 9.2, pay to the Retrocessionaires the Unreimbursed Expense Amount, (C) in the event that this Agreement is to be terminated by ALR Holdings and the Companies pursuant to Section 9.1.3(b), then ALR Holdings shall promptly, but in no event later than the time it delivers to the Retrocessionaires notice of termination in accordance with this Section 9.2, pay the Termination Fee to the Retrocessionaires, and (D) in the event that this Agreement is to be terminated by ALR Holdings and the Companies pursuant to Section 9.1.4 due to the failure of ALR Holdings’ shareholders, at a meeting duly held, to approve the transactions contemplated hereby, then ALR Holdings shall promptly, but in no event later than three (3) Business Days after it delivers to the Retrocessionaires notice of termination in accordance with this Section 9.2, pay to the Retrocessionaires the Unreimbursed Expense Amount. Any payments pursuant to this Section 9.2 shall be made by wire transfer of same day funds to an account or accounts designated in writing by the party entitled to such payment.
ARTICLE X
Miscellaneous Provisions
      10.1     Notice. Any and all notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) received by the receiving party if mailed via United States registered or certified mail, return receipt requested, (b) received by the receiving party if mailed by United States overnight express mail, (c) sent by facsimile or telecopy machine, followed by confirmation mailed by United States first-class mail or overnight express mail, or (d) delivered in person or by commercial courier against proof of receipt to the parties at the following addresses:
      If to the Retrocessionaires, to:

Wilton Reinsurance Bermuda Limited
Par La Ville Place
14 Par la Ville Road
P.O. Box HM 3379
Hamilton HM PX Bermuda
Attention: Chief Executive Officer
Fax: (441) 295-6821

Wilton Reassurance Company
187 Danbury Road
Riverview Building, 3rd Floor
Wilton, Connecticut 06897
Attention: Chief Executive Officer
Fax: (203) 762-4445
      With a concurrent copy to each of:

Wilton Services, Inc.
187 Danbury Road
Riverview Building, 3rd Floor
Wilton, Connecticut 06897
Attention: General Counsel
Fax: (203) 762-4445

David A. Massey, Esq.
Sutherland Asbill & Brennan LLP
1275 Pennsylvania Ave., NW
Washington, DC 20004-2415
Fax: (202) 637-3593
      If to the Companies, to:

Annuity and Life Reassurance America, Inc.
124 Palasido Avenue
Windsor, Connecticut 06095
Attention: Chief Executive Officer
Fax: (860) 285-0233

Annuity and Life Reassurance, Ltd.
Cumberland House
1 Victoria Street
Hamilton, Bermuda HM 11
Attention: Chief Executive Officer
Fax: (441) 296-7665
      With a concurrent copy to each of:

Annuity and Life Re (Holdings), Ltd.
Cumberland House
1 Victoria Street
Hamilton, Bermuda HM 11

Attention: Chief Executive Officer
Fax: (441) 296-7665

Robert C. Juelke, Esq.
Drinker, Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, PA 19103-6996
Fax: (215) 988-2757

      Any party may change the names or addresses where notice is to be given by providing notice to the other party of such change in accordance with this Section 10.1.
      10.2     Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, the Coinsurance Agreements, and the other agreements entered into or to be entered into in connection herewith constitute the sole and entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, which are merged with and into this Agreement.
      10.3     Assignment. This Agreement shall not be assigned by either of the parties hereto without the prior written consent of the other party.
      10.4     Waivers and Amendments. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of each of the Companies and each of the Retrocessionaires.
      10.5     No Third Party Beneficiaries. Except as provided in Article VIII, the terms and provisions of this Agreement are intended solely for the benefit of the Companies and the Retrocessionaires and their permitted successors and assigns, and it is not the intention of the parties to confer rights as a third-party beneficiary to this Agreement upon any other person.
      10.6     Public Announcements. At all times at or before the Closing, the Companies, on the one hand, and the Retrocessionaires, on the other hand, will consult with the other before issuing or making any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby and will use good faith efforts to obtain the other party’s approval of the form, content and timing of any public report, statement or release to be made solely on behalf of a party. If the Companies and the Retrocessionaires are unable to agree upon or approve the form, content and timing of any such public report, statement or release and such report, statement or release is, in the opinion of legal counsel to the party wishing to make such report, statement or release, required by law or by legal disclosure obligations, then such party may make or issue the legally required report, statement or release.
      10.7     Confidentiality. Each of the Companies, on the one hand, and the Retrocessionaires, on the other hand, will hold, and will cause its respective Representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining any Required Closing Date Approval) or by other requirements of law, all confidential documents and confidential information concerning the other party furnished to it by the other party or such other party’s Representatives in connection with this Agreement or the transactions contemplated hereby (“Confidential Information”), except to the extent that such documents or information can be shown to have been (a) previously lawfully known by the party receiving such documents or information, (b) in the public domain through no fault of the receiving party, or (c) later acquired by the receiving party from other sources not themselves bound by, and in breach of, a confidentiality agreement. Neither the Companies, on the one hand, nor the Retrocessionaires, on the other hand, will disclose or otherwise provide any such Confidential Information to any other person, except to that party’s respective auditors, actuaries, attorneys, financial advisors and other consultants who need access to such Confidential Information in connection with this Agreement and the transactions contemplated hereby. If this Agreement is terminated pursuant to Article IX, each of the parties will return to the other party all Confidential Information furnished to that party by the other party, and retrieve and destroy all copies of such Confidential Information distributed to any other person, provided that the Retrocessionaires shall be entitled to maintain one copy solely for archival purposes.
      10.8     Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts entered into therein, without reference to principles of choice of law or conflicts of laws of that or any other jurisdiction. Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal Court sitting in New York, over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any action, suit or proceeding brought against such party in such court. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto agrees that final judgment in any such action, suit or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party may be subject, by suit upon such judgment.
      10.9     Arbitration. (a) Except as provided in Section 5.2(c) of this Agreement, after the Closing Date, any dispute between the parties relating in any way to this Agreement, the Novation Amendments, the Existing Retrocession Agreement Assignments, the Ancillary Agreement Assignments or the transactions contemplated hereby and thereby (including without limitation any dispute relating to the formation of a contract) shall be decided through negotiation and, if necessary, arbitration as set forth in Schedule 10.9 hereto.
      (b) The parties intend this Section 10.9 to be enforceable in accordance with the United States Federal Arbitration Act (9 U.S.C., Section 1) including any amendments to that Act which are subsequently adopted. In the event that either party refuses to submit to arbitration as required by Section 10.9(a), the other party may request the court specified in Section 10.8 to compel arbitration in accordance with the Federal Arbitration Act.
      10.10     Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.
      10.11     Headings. The headings in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.
      10.12     Severability. If any provision of this Agreement other than any provision of Article II, Article III or Article VIII is held to be illegal, invalid or unenforceable under any present or future law or is determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Companies or the Retrocessionaires under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.
[Signature pages follow]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA

/s/ Perry H. Braun

By: Perry H. Braun

Title:	Senior Vice President

WILTON REINSURANCE BERMUDA LIMITED

/s/ Michael N. Smith

By: Michael N. Smith

Title:	Chief Executive Officer

ANNUITY AND LIFE REASSURANCE AMERICA, INC.

/s/ John W. Lockwood

By: John W. Lockwood

Title:	Chief Financial Officer

ANNUITY AND LIFE REASSURANCE, LTD.

/s/ John F. Burke

By: John F. Burke

Title:	Chief Executive Officer
      Annuity and Life Re (Holdings), Ltd. hereby executes this Agreement solely for the purposes of Sections 5.20, 8.7(b) and 9.2 hereof.

ANNUITY AND LIFE RE (HOLDINGS), LTD.

/s/ John F. Burke

By: John F. Burke

Title:	Chief Executive Officer

EXHIBIT A-1
[To be used if counterparty will novate]
FORM OF ANCILLARY AGREEMENT NOVATION AGREEMENT
      THIS NOVATION AGREEMENT (this “Agreement”), is made and entered into as of [                    ] by and among ANNUITY AND LIFE REASSURANCE AMERICA, INC., a Connecticut insurance company (“Transferor”), PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA*, a Minnesota insurance company (“Transferee”), and the counterparties identified on the signature page hereto (collectively, the “Counterparties” and each a “Counterparty”).
RECITALS
      WHEREAS, pursuant to the Master Agreement (the “Master Agreement”), dated as of [                    ], 2005, by and between Transferor, Annuity and Life Reassurance, Ltd., a Bermuda insurance company (“ALR Bermuda” and, together with Transferor, the “ALR Companies”), Transferee, and Wilton Re Bermuda Limited, a Bermuda insurance company (“Wilton Bermuda” and together with Transferee the “Wilton Companies”), the ALR Companies have agreed to reinsure the Treaties (as defined in the Master Agreement) with, and/or novate the Treaties to, the relevant Wilton Companies;
      WHEREAS, there are certain agreements ancillary to the Treaties, including the [                    ] agreement between Transferor and the Counterparties, a true and correct copy of which, together with all amendments thereto, is attached as Exhibit A hereto (the “Ancillary Agreement”);
      WHEREAS, Transferor desires to novate to the Transferee, and Transferee desires to assume from Transferor, the Ancillary Agreement in accordance with the terms hereof and to substitute Transferee for Transferor for all purposes as a party to the Ancillary Agreement with respect to all rights and obligations of Transferor under such agreement; and
      WHEREAS, each Counterparty is willing to agree to such novation of the Ancillary Agreement;
      NOW THEREFORE, in consideration of the foregoing recitals, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
      Section 1.01     Novation. (a) Effective as of 11:59 p.m. Eastern time on [                    ] (the “Effective Time”), Transferee agrees with Transferor to perform the Ancillary Agreement, to be bound by all of the terms and conditions of the Ancillary Agreement, and to perform all of Transferor’s duties, obligations and liabilities under the Ancillary Agreement to the same extent as if Transferee were an original party to the Ancillary Agreement instead of Transferor, provided that Transferee shall enjoy all of Transferor’s rights under the Ancillary Agreement.
      (b) Effective at the Effective Time, each Counterparty accepts the liability of Transferee under the Ancillary Agreement in lieu of the liability of Transferor, agrees to Transferee being bound by all of the terms and conditions of the Ancillary Agreement, and to Transferee performing all of Transferor’s duties, obligations and liabilities under the Ancillary Agreement to the same extent as if Transferee were a party to the Ancillary Agreement instead of Transferor, and agrees that Transferee shall enjoy all of Transferor’s rights under the Ancillary Agreement.
      (c) Effective at the Effective Time, each Counterparty releases and forever discharges Transferor from any liability under the Ancillary Agreement, from performing the Ancillary Agreement and any of its terms and conditions, from all of Transferor’s duties, obligations and liabilities under the Ancillary Agreement, and from all claims, demands actions and causes of actions which such Counterparty ever had, now has or may

      * To be renamed Wilton Reassurance Company. Not affiliated with The Prudential Insurance Company of America.

hereafter have against Transferor in any way arising out of, resulting from or related to the Ancillary Agreement.
      Section 1.02     Continued Effectiveness. Transferee and each Counterparty hereby ratify and confirm that the Ancillary Agreement shall continue among them in full force and effect and the terms and conditions of this Agreement shall form part of the Ancillary Agreement.
      Section 1.03     Transferred Rights, Duties and Obligations. All rights, duties, obligations and liabilities transferred to Transferee pursuant to this Agreement shall apply whether the right, duty, obligation or liability arose prior to or after the Effective Time.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement this            day of [                    ], 2005.

PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA

By:
Title:

ANNUITY AND LIFE REASSURANCE AMERICA, INC.

By:
Title:

COUNTERPARTIES:

[COUNTERPARTY]

By:
Title:

[COUNTERPARTY]

By:
Title:

EXHIBIT A-2
[To be used if counterparty will not novate]
FORM OF ANCILLARY AGREEMENT ASSIGNMENT AGREEMENT
      THIS ASSIGNMENT AGREEMENT (this “Agreement”), is made and entered into as of [                    ] by and among ANNUITY AND LIFE REASSURANCE AMERICA, INC., a Connecticut insurance company (“Transferor”) and PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA*, a Minnesota insurance company (“Transferee”).
RECITALS
      WHEREAS, pursuant to the Master Agreement (the “Master Agreement”), dated as of [                    ], 2005, by and between Transferor, Annuity and Life Reassurance, Ltd., a Bermuda insurance company (“ALR Bermuda” and, together with Transferor, the “ALR Companies”), Transferee, and Wilton Re Bermuda Limited, a Bermuda insurance company (“Wilton Bermuda” and together with Transferee the “Wilton Companies”), the ALR Companies have agreed to reinsure the Treaties (as defined in the Master Agreement) with, and/or novate the Treaties to, the relevant Wilton Companies;
      WHEREAS, there are certain agreements ancillary to the Treaties, including the [                    ] agreement between Transferor and the counterparties identified on the signature page hereto (collectively, the “Counterparties” and each a “Counterparty”), a true and correct copy of which, together with all amendments thereto, is attached as Exhibit A hereto (the “Ancillary Agreement”);
      WHEREAS, Transferor desires to assign to the Transferee, and Transferee desires to assume from Transferor, the Ancillary Agreement in accordance with the terms hereof; and
      WHEREAS, the Transferor and Transferee desire that each Counterparty consent, and each Counterparty is willing to consent, to such assignment and assumption of the Ancillary Agreement;
      NOW THEREFORE, in consideration of the foregoing recitals, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
      Section 1.01     Assignment and Assumption. Transferor hereby assigns to Transferee, and its successors and permitted assigns, as of the 11:59 Eastern time on [                    ] (the “Effective Time”), its respective rights, interests, liabilities and obligations in the Ancillary Agreement, and Transferee hereby accepts such transfer and assignment and assumes, and releases and discharges Transferor and its affiliates, and their respective successors and assigns, from, and agrees to pay, perform, discharge and be bound by all the terms, covenants, conditions and obligations in and under, the Ancillary Agreement.
      Section 1.02     Transferred Rights, Duties and Obligations. All rights, duties, obligations and liabilities transferred to Transferee pursuant to this Agreement shall apply whether the right, duty, obligation or liability arose prior to or after the Effective Time.

      * To be renamed Wilton Reassurance Company. Not affiliated with The Prudential Insurance Company of America.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement this            day of [                    ], 2005.

PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA

By:
Title:

ANNUITY AND LIFE REASSURANCE AMERICA, INC.

By:
Title:
CONSENT:
      The undersigned counterparties hereby consent to the foregoing assignment by the Transferor to the Transferee; provided, that such assignment shall not relieve the Transferor of any obligation or liability under the Ancillary Agreement.

[COUNTERPARTY]

By:
Title:

[COUNTERPARTY]

By:
Title:

EXHIBIT B
COINSURANCE AGREEMENT
Between
ANNUITY AND LIFE REASSURANCE AMERICA, INC.,
(referred to as the Company)
and
PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA*,
(referred to as the Retrocessionaire)
Dated [                    ], 2005
Effective June 30, 2005

      * To be renamed Wilton Reassurance Company. Not affiliated with The Prudential Insurance Company of America.

COINSURANCE AGREEMENT
      THIS COINSURANCE AGREEMENT (the “Agreement”), is made and entered into this [     ] day of [                    ], 2005, by and between ANNUITY AND LIFE REASSURANCE AMERICA, INC., a Connecticut insurance company (the “Company”) and PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA, a Minnesota insurance company (“Retrocessionaire”).
      WHEREAS, the Company, Annuity and Life Reassurance, Ltd., a Bermuda insurance company (“ALR Bermuda”), Retrocessionaire and Wilton Reinsurance Bermuda Limited, a Bermuda insurance company (“Wilton Bermuda,”) have entered into that certain Master Agreement, dated August [     ], 2005 (the “Master Agreement”) and attached as Exhibit A hereto, pursuant to which the Company and ALR Bermuda have agreed to retrocede, and Retrocessionaire and Wilton Bermuda have agreed to reinsure, certain reinsurance treaties;
      WHEREAS, as contemplated by the Master Agreement, the Company wishes to retrocede to the Retrocessionaire, and the Retrocessionaire wishes to indemnity reinsure, on a one-hundred percent (100%) coinsurance basis, such reinsurance treaties; and
      WHEREAS, following the Transition Date, the Company desires that the Retrocessionaire perform, and the Retrocessionaire wishes to perform, administrative functions on behalf of the Company with respect to the Covered Treaties as well as certain agreements related thereto.
      NOW, THEREFORE, in consideration of the mutual and several promises and undertakings herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Retrocessionaire agree as follows:
ARTICLE I
Basis of Coinsurance and Business Coinsured
      1.01     Coinsurance.
      (a) Subject to the terms and conditions of this Agreement, the Company hereby retrocedes on a coinsurance basis to the Retrocessionaire as of the Effective Time, and the Retrocessionaire hereby accepts and agrees to assume and indemnity reinsure on a coinsurance basis as of the Effective Time, one hundred percent (100%) of the Reinsured Liabilities. This is an Agreement for indemnity reinsurance solely between the Company and the Retrocessionaire and shall not create any legal relationship whatsoever between the Retrocessionaire and any Person other than the Company. The reinsurance effected under this Agreement shall be maintained in force, without reduction, unless such reinsurance is terminated or reduced as provided herein.
      (b) On and after the Effective Time, the Retrocessionaire will have the responsibility for immediately paying on behalf of the Company, as and when due, all Reinsured Liabilities arising under or attributable to the Covered Treaties.
      1.02     Reinsurance Coverage. In no event shall the reinsurance provided hereunder with respect to a particular Covered Treaty be in force and binding at any time unless such Covered Treaty was in force and binding as of the Effective Time and is not a Novated Treaty at such time.
      1.03     Reserves. On and after the Effective Time, the Retrocessionaire shall establish and maintain as a liability on its statutory financial statements reserves for the Covered Treaties retroceded hereunder, calculated in accordance with SAP.

ARTICLE II
Accountings and Transfer of Assets
      2.01     Reinsurance Premiums. (a) In connection with the Closing under the Master Agreement, in order to effect the reinsurance on the Covered Treaties at the Effective Time, the Company has paid to the Retrocessionaire an initial reinsurance premium equal to [insert allocable portion of Master Agreement consideration].
      (b) The Retrocessionaire shall be entitled to receive, as additional reinsurance premium, immediate payment of an amount equal to (i) Premiums received on and after the Effective Time attributable to the Covered Treaties less (ii) Premiums paid by the Company to Third-Party Retrocessionaires under any Existing Retrocession Agreements.
      (c) To the extent that the Company recovers amounts from any third party relating to the Covered Treaties (including, without limitation, Premiums from any Ceding Company and litigation recoveries, but excluding recoveries under Existing Retrocession Agreements that have not been assigned or novated to Retrocessionaire), immediately upon receipt of any such amounts the Company shall transfer such amounts to the Retrocessionaire and provide the Retrocessionaire with any pertinent information that the Company may have relating thereto.
      (d) Notwithstanding anything to the contrary set forth in Section 2.01(b) and (c) of this Agreement, any amounts paid, received or due by the Company thereunder prior to the Transition Date shall be accounted for and paid pursuant to Section 5.3(b) and (c) of the Master Agreement.
      2.02     Delayed Payments. If there is a delayed settlement of any payment due hereunder, interest will accrue on such payment on a daily compounded basis at an annual rate equal to the Treasury Rate. For purposes of this Section 2.02, a payment will be considered overdue, and such interest will begin to accrue, on the first day immediately following the date such payment is due. For greater clarity, (i) a payment shall be deemed to be due hereunder on the last date on which such payment may be timely made under the applicable provision, and (ii) interest will not accrue on any payment due the Retrocessionaire hereunder unless the delayed settlement thereof was caused by the Company.
      2.03     Failure to Pay Reinsurance Premiums. The payment of reinsurance premiums is a condition precedent to the continuing liability of the Retrocessionaire under this Agreement, unless such failure is a result of any action or inaction of the Retrocessionaire or any of its Representatives during the time it is administering the Covered Treaties pursuant to Article III of this Agreement. If reinsurance premiums with respect to this Agreement are not paid when due, the Retrocessionaire shall have the right to provide the Company 45 days’ prior written notice (the “Initial Notice”) of its intent to terminate because of the Company’s failure to pay reinsurance premiums. If such reinsurance premiums have not been paid within 45 days of the delivery of the Initial Notice, the Retrocessionaire shall provide to the Company a second notice (the “Second Notice”) of its intent to terminate because of the Company’s failure to pay such premiums. The reinsurance hereunder of all Covered Treaties shall terminate as of the last date upon which premiums with respect to such Covered Treaties were paid.
ARTICLE III
Administration
      3.01.     Engagement. Commencing on the Transition Date and during the entire term of this Agreement, the Company hereby exclusively engages the Retrocessionaire to render on behalf of the Company all administrative and management services necessary and desirable to fully administer and manage the Covered Treaties, the Ancillary Agreements and the Existing Retrocession Agreements (collectively, the “Administrative Services”). The Retrocessionaire hereby accepts such engagement and agrees to perform the Administrative Services in accordance with the terms and conditions of this Agreement. The Administrative Services shall include, but not be limited to, the following: (i) collecting Premiums and other amounts due under the

Covered Treaties, provided that the Company shall cooperate with the Retrocessionaire with respect to any dispute or litigation with respect thereto by making available any information in the possession of the Company necessary to respond to any such dispute or litigation on a timely basis; (ii) receiving, processing, investigating, evaluating and paying claims filed or made by Ceding Companies; (iii) defending any action brought upon a Covered Treaty (other than in respect of an Excluded Liability), Existing Retrocession Agreement or Ancillary Agreement or in connection with Reinsured Liabilities; (iv) providing usual and customary services for Ceding Companies to the extent required under the terms of the Covered Treaties, Existing Retrocession Agreements, and Ancillary Agreements; (v) paying amounts due to agents, brokers, reinsurance intermediaries, and other Persons, as applicable, under the terms of any of the Covered Treaties, Existing Retrocession Agreements, and Ancillary Agreements; (vi) preparing and providing to the Company all accounting and actuarial information related to the Covered Treaties, Existing Retrocession Agreements, and Ancillary Agreements that are necessary in order for the Company to timely meet statutory or tax accounting requirements for periods commencing on or after the Transition Date; (vii) maintaining appropriate books and records of all transactions related to the each of the Covered Treaties, Existing Retrocession Agreements, and Ancillary Agreements, including, without limitation, those books and records required by and in accordance with the Industry Standards; (viii) fully administering Existing Retrocession Agreements, including, without limitation, paying all reinsurance premiums and collecting all reinsurance recoverables due from or to the Company thereunder; (ix) commencing any actions necessary to collect amounts due under the Existing Retrocession Agreements and Ancillary Agreements; (x) fully administering Ancillary Agreements, including, without limitation, paying all amounts due by the Company thereunder and collecting all amounts due the Company thereunder; and (xi) providing any such additional services incident to the foregoing, including, without limitation, those services as may be necessary or appropriate to fully and properly administer the Covered Treaties, Existing Retrocession Agreements, and Ancillary Agreements in accordance with Industry Standards. The Retrocessionaire shall provide the Administrative Services and perform its other obligations under this Article III at its sole cost and expense and in accordance with Industry Standards. It is acknowledged and agreed that payment of any amount under or with respect to any Covered Treaty pursuant to this Section 3.01 (including without limitation the payment of any Reinsured Liabilities) will constitute full and equivalent performance by Retrocessionaire of its obligations with respect to such amount under Section 1.01.
      3.02.     Facilities. The Retrocessionaire will furnish the facilities, including, without limitation, physical facilities, trained personnel, and data processing hardware and software, necessary or desirable to provide the Administrative Services.
      3.03.     Safeguarding Data. The Retrocessionaire will provide the storage facilities for its copies of books and records relating to the Covered Treaties, Existing Retrocession Agreements, and Ancillary Agreements necessary or desirable and as required by Applicable Law. The Retrocessionaire shall be responsible for ensuring that the quality and security of the storage facilities is in accordance with Industry Standards. The Retrocessionaire shall establish reasonable safeguards to protect such books and records, including, without limitation, the data and data files of the Company and each Ceding Company, as the case may be, against unauthorized distribution, loss or alteration. Without limiting the generality of the foregoing, the Retrocessionaire shall provide for data recovery procedures and systems, including daily back-up of records, which shall be stored at an off-site location reasonably acceptable to the Company. Upon reasonable notice, the Company shall have the right to review and inspect such books, records and procedures relating thereto.
      3.04.     Bank Account. The Retrocessionaire shall establish and maintain a bank account (the “Collections Account”) in the name of Company for the collection of and payment of all amounts due in connection with each Covered Treaty, Existing Retrocession Agreement and Ancillary Agreement. To the extent reasonably requested by the Retrocessionaire, the Company shall do all things reasonably necessary to enable the Retrocessionaire to open and maintain the Collections Account, including without limitation executing and delivering such board resolutions and other documents as may be requested by the relevant bank. The Company shall direct that all amounts due to the Company under the terms of any Covered Treaty, Existing Retrocession Agreement and Ancillary Agreement be deposited directly into the Collections Account. The Retrocessionaire shall have the right to draw on the Collections Account for the purpose of performing its obligations under this Agreement. Schedule 3.04 sets forth a list of, and copies of incumbency certificates for, the Retrocessionaire employees empowered to take any action with respect to the Collection Account. The Retrocessionaire will notify the Company of the termination or replacement of any person listed on Schedule 3.04 promptly, but in no event later than two business days after such termination or replacement. The Company shall not, without the Retrocessionaire’s prior written consent, make any changes to the authorized signatories on the Collections Account or attempt to withdraw any funds therefrom. As between the Retrocessionaire and the Company, the Retrocessionaire shall own all funds deposited in the Collections Account, shall be entitled to all interest thereon, and shall pay or reimburse the Company for all taxes on such interest.
      3.05.     Books and Records. The Retrocessionaire shall maintain at its principal administrative office for the duration of this Agreement and six (6) years thereafter or such longer period required by Applicable Law books and records (a) of all transactions between it, the Company and the Ceding Companies, or (b) relating to or arising from any of the Covered Treaties, Existing Retrocession Agreements and Ancillary Agreements. Such books and records shall be maintained in accordance with Industry Standards. The commissioner of insurance or appropriate governmental officer of any state or local authority with jurisdiction over the Company shall have access to such books and records as required by Applicable Law. The Retrocessionaire shall give the Company sixty (60) days’ advance written notice of the proposed disposal or destruction of such books and records by or on behalf of the Retrocessionaire and shall make available for removal and storage by the relevant Ceding Company, Third-Party Retrocessionaire, and/or the Company such books and records during that sixty-day period. The storage and disposal/destruction of any books and records so obtained by the Company shall thereafter be the sole responsibility of the Company.
      3.06.     Right to Inspect and Audit. The Company and its Representatives shall have the right to inspect and audit the Retrocessionaire during the Retrocessionaire’s normal business hours with five(5) business days’ advance notice or upon other reasonable notice to evaluate the internal controls and compliance with this Agreement with regard to the books and records maintained by the Retrocessionaire pursuant to or in connection with this Agreement, including, without limitation, records relating to the Collections Account, and all such books and records shall be made available to the Company and its Representatives for review, audit, inspection, and reproduction.. The Company shall be fully responsible for the costs of such reviews, audits, inspections and reproductions
      3.07     Regulatory Reporting; Monthly Reports.
      (a) The Retrocessionaire shall provide to the Company all information with respect to the Covered Treaties, Existing Retrocession Agreements and Ancillary Agreements required by the Company to satisfy all current and future informational reporting and any other requirements imposed upon it by any governmental entity. Upon the reasonable request of the Company, the Retrocessionaire shall timely provide all information necessary to prepare such reports and summaries as may be necessary to satisfy any requirements imposed by a governmental entity upon the Company with respect to Covered Treaties, Existing Retrocession Agreements and Ancillary Agreements, and promptly provide to the Company copies of all existing records relating to the Covered Treaties, Existing Retrocession Agreements and Ancillary Agreements (including, with respect to records maintained in machine readable form, hard copies) necessary to satisfy such requirements.
      (b) Within a time period mutually agreeable to the Company and the Retrocessionaire, but in no event more than 30 days following the end of each calendar month after the Transition Date, the Retrocessionaire will provide to the Company the information needed by the Company for reporting the Covered Treaties, Existing Retrocession Agreements and Ancillary Agreements on statutory or GAAP financial statements, tax returns, or other financial reports required to be filed by the Company. The form of the report (the “Retrocessionaire Monthly Report”) and the information to be provided is set forth on Schedule 3.07 attached hereto. If net cash is due to the Company, the amount due will accompany the Retrocessionaire Monthly Report. If net cash is due to the Retrocessionaire, the Company will pay such amount to the Retrocessionaire promptly upon its receipt of the Retrocessionaire Monthly Report.
      3.08     Insurance. The Retrocessionaire shall maintain (a) commercial general liability and/or office premises liability insurance, including premises liability and contractual liability, for claims of bodily injury, personal injury and property damage with a business personal property limit of not less than $1,000,000, and an office premises liability of not less than $1,000,000 per occurrence, $2,000,000 general aggregate, $1,000,000 for fire damage, any one fire, and $10,000 for medical expense, any one person; and (b) while any of the Retrocessionaire’s employees are based on the premises of the Company, workers compensation insurance in compliance with statutory requirements.
ARTICLE IV
Regulatory Matters
      4.01     Regulatory Matters. If the Company or the Retrocessionaire receives notice of, or otherwise becomes aware of, any regulatory inquiry, investigation or proceeding relating to the Covered Treaties, the Company or the Retrocessionaire, as applicable, shall promptly notify the other party thereof, whereupon the parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner, in light of all the relevant business, regulatory and legal facts and circumstances.
      4.02     Licenses. At all times during the term of this Agreement, the Retrocessionaire shall hold and maintain all licenses, certificates of authority and authorizations required under Applicable Law or otherwise take all action that may be necessary or desirable (i) for the Company to obtain full financial credit for the Covered Treaties in the jurisdiction in which it is domiciled as of the Effective Date, and (ii) to perform its obligations hereunder.
      4.03     Notice of Litigation. On and after the date of this Agreement, the Company and the Retrocessionaire shall promptly notify the other upon receipt of any demand letter, summons, complaint, petition or notice of litigation, arbitration, or other dispute resolution proceedings from any Person, and any complaint, notice, inquiry or other correspondence from any insurance regulatory authority relating to this Agreement, any Covered Treaty, Existing Retrocession Agreement, or Ancillary Agreement, or the subject matter hereof or thereof.
ARTICLE V
Certain Covenants
      5.01     Cooperation. Each party hereto shall cooperate fully with the other in all reasonable respects in order to accomplish the objectives of this Agreement, including, without limitation, the conveyance of the benefits of the Covered Treaties, Ancillary Agreements and the Existing Retrocession Agreements, each in accordance with the terms of such agreements. In the event and to the extent that the parties are unable to obtain any required consents, approvals or agreements of any such Person as may be required to convey such benefits (i) the Company shall use commercially reasonable efforts in cooperation with the Retrocessionaire to (A) provide or cause to be provided to the Retrocessionaire the benefits of each of the Covered Treaties, Ancillary Agreements and the Existing Retrocession Agreements, and (B) enforce for the account of the Retrocessionaire any rights of the Company arising from any such agreement, and (ii) the Retrocessionaire shall use commercially reasonable efforts to perform the obligations of the Company arising under all such agreements. If and when any such consent, approval or agreement shall be obtained, the Company shall promptly assign all of its rights and obligations thereunder to the Retrocessionaire without the payment of further consideration and the Retrocessionaire shall, without the payment of any further consideration therefor, assume such rights and obligations and the Company shall be relieved of any and all obligation or liability hereunder.
      5.02     Further Assurances. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Without limiting the generality of the foregoing, (i) the Company shall grant to the Retrocessionaire a power of attorney to authorize the Retrocessionaire, to the greatest extent possible, to act on behalf of the Company in administering the Covered Treaties, the Existing Retrocession

Agreements, and the Ancillary Agreements, and (ii) the parties shall cooperate with each other by furnishing any additional information and executing and delivering any additional documents as may be reasonably requested by the other to further perfect or evidence the consummation of, or otherwise implement, any transaction contemplated by this Agreement, or to aid in the preparation of any regulatory filing, financial statement or Tax return; provided, however, that any such additional documents must be reasonably satisfactory to each of the parties and not impose upon either party any material liability, risk, obligation, loss, cost or expense not contemplated by this Agreement.
      5.03     Oversights. Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery, and provided that the party making such error or omission or responsible for such delay shall be responsible for any additional liability which attaches as a result.
      5.04     No Amendments or Waivers. Following the execution of this Agreement, the Company shall not terminate, modify, amend or waive compliance with any provision of any of the Covered Treaties, Ancillary Agreements or Existing Retrocession Agreements and shall fully comply with all of the terms and provisions of such agreements.
ARTICLE VI
Dac Tax
      6.01     Election.
      (a) All uncapitalized terms used herein shall have the meanings set forth in the regulations under Section 848 of the Code.
      (b) Each of the Company and the Retrocessionaire acknowledges that it is subject to taxation under Subchapter L of the Code and hereby makes the election contemplated by Section 1.848-2(g)(8) of the Treasury Regulations with respect to this Agreement. Each of the Company and the Retrocessionaire (i) agrees that such election is effective for the taxable year of each party that includes the Effective Date and for all subsequent years during which this Agreement remains in effect and (ii) warrants that it will take no action to revoke the election.
      (c) Pursuant to Section 1.848-2(g)(8) of the Treasury Regulations, each of the Company and the Retrocessionaire hereby agrees (i) to attach a schedule to its federal income tax return for its first taxable year ending on or after the Effective Date that identifies this Agreement as a reinsurance agreement for which the joint election under Section 1.848-2(g)(8) has been made, (ii) that the party with net positive consideration for this Agreement for each taxable year will capitalize its specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1) of the Code, and (iii) to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service. The Retrocessionaire shall prepare and execute duplicate copies of the schedule described in the preceding sentence as soon as possible after the Effective Date and submit them to the Company for execution. The Company shall execute the copies and return one of them to the Retrocessionaire within thirty (30) days of the receipt of such copies.
      (d) The Retrocessionaire shall submit a schedule to the Company by May 1 of each year of its calculation of the net consideration under this Agreement for the preceding taxable year. This schedule of calculations shall be accompanied by a statement signed by an authorized representative of the Retrocessionaire stating that the Retrocessionaire will report such net consideration in its federal income tax return for the preceding taxable year.
      (e) The Company may contest such calculation by providing an alternative calculation to the Retrocessionaire in writing within thirty (30) days after the date on which the Company receives the Retrocessionaire’s calculation. If the Company does not so notify the Retrocessionaire, the Company will report the net consideration under this Agreement as determined by the Retrocessionaire in the Company’s federal income tax return for the preceding taxable year.
      (f) If Company contests the Retrocessionaire’s calculation of the net consideration under this Agreement, the parties shall act in good faith to reach an agreement as to the correct amount of net consideration within thirty (30) days after the date on which the Company submits its alternative calculation. If Retrocessionaire and the Company reach agreement as to the amount of net consideration under this Agreement, each party shall report such amount in its federal income tax return for the preceding taxable year.
      If, during such period, Retrocessionaire and the Company are unable to reach agreement, they shall promptly thereafter cause PricewaterhouseCoopers LLP (or another mutually-agreed nationally-recognized firm of certified public accountants) promptly to review (which review shall commence no later than five (5) days after the selection of such independent accountants) this Agreement and the calculations of Retrocessionaire and the Company for the purpose of calculating the net consideration under this Agreement. In making such calculation, such independent accountants shall consider only those items or amounts in the Company’s calculation as to which the Retrocessionaire has disagreed.
      Such independent accountants shall deliver to Retrocessionaire and the Company, as promptly as practicable (but no later than thirty (30) days after the commencement of their review), a report setting forth such calculation, which calculation shall result in a net consideration between the amount thereof shown in the Company’s calculation delivered and the amount thereof shown in Retrocessionaire’s calculation. Such report shall be final and binding upon Retrocessionaire and the Company. The fees, costs and expenses of such independent accountant shall be borne (i) by the Company if the difference between the net consideration as calculated by the independent accountants and the Company’s calculation is greater than the difference between the net consideration as calculated by the independent accountants and Retrocessionaire’s calculation, (ii) by the Retrocessionaire if the first such difference is less than the second such difference, and (iii) otherwise equally by Retrocessionaire and the Company.
ARTICLE VII
Arbitration
      7.01     Arbitration. (a) After the Closing Date, any dispute between the parties relating in any way to this Agreement (other than disputes relating to calculations relating to DAC tax, which shall be resolved in accordance with Article VI hereof, and any dispute arising in connection with the Post-Effective Time Accounting or the Post-Transition Accounting contemplated by Section 5.2 of the Master Agreement, which shall be resolved in accordance with Section 5.2(c) of the Master Agreement), shall be decided through negotiation and, if necessary, arbitration as set forth in Schedule 7.01 hereto.
      (b) The parties intend this Section 7.01 to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C., Section 1) including any amendments to that Act which are subsequently adopted. In the event that either party refuses to submit to arbitration as required by Section 7.01(a), the other party may request the court specified in Section 12.04 to compel arbitration in accordance with the Federal Arbitration Act.
ARTICLE VIII
Insolvency
      8.01     Insolvency of the Company. In the event of the insolvency of the Company, all coinsurance made, retroceded, renewed or otherwise becoming effective under this Agreement shall be payable by the Retrocessionaire directly to the Company or to its liquidator, receiver or statutory successor on the basis of the liability of the Company under the Covered Treaties without diminution because of the insolvency of the Company. It is understood, however, that in the event of the insolvency of the Company, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the

Company on a Covered Treaty within a reasonable period of time after such claim is filed in the insolvency proceedings and that during the pendency of such claim the Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor. It is further understood that the expense thus incurred by the Retrocessionaire shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Retrocessionaire.
ARTICLE IX
Duration
      9.01     Duration. This Agreement shall continue in force (a) with respect to each Covered Treaty until such time as (i) such Covered Treaty becomes a Novated Treaty, or (ii) if such Covered Treaty does not become a Novated Treaty, (1) all the Company’s liability with respect to such Covered Treaty is terminated in accordance with its terms, and (2) the Company has received, or the Retrocessionaire has made on behalf of the Company, payments that discharge such liability in full; (b) each Existing Retrocession Agreement and Ancillary Agreement until such time as (i) each such agreement is assigned to and assumed by the Retrocessionaire, or, (ii) if such agreement is not so assigned or assumed, (1) all the Company’s liability with respect to each such agreement is terminated in accordance with its terms, and (2) the Company has received, or the Retrocessionaire has made on behalf of the Company, payments that discharge such liability in full. This Agreement shall terminate following the satisfaction of the requirements of the foregoing subsections (a) and (b) with respect to the last non-Novated Treaty, Existing Retrocession Agreement or Ancillary Agreement then in force. In no event shall the interpretation of this Section 9.01 imply a unilateral right of the Retrocessionaire to terminate this Agreement.
      9.02     Survival. Notwithstanding the other provisions of this Article IX, the terms and conditions of Articles VI, X and XI shall remain in full force and effect after the date on which this Agreement is terminated in accordance with the terms and conditions of this Article IX.
ARTICLE X
Indemnification
      10.01     Retrocessionaire’s Obligation to Indemnify. The Retrocessionaire hereby agrees to indemnify, defend and hold harmless the Company and its Affiliates and their respective directors, officers and employees (collectively, the “Company Indemnified Parties”) from and against all losses, liabilities, claims, expenses (including reasonable attorneys’ fees and expenses) and damages (“Losses”) incurred by the Company to the extent arising from (i) any breach of any covenant or obligation of the Retrocessionaire contained in this Agreement, (ii) fraud, theft or embezzlement by directors, officers, employees, agents, subcontractors, successors or assigns of the Retrocessionaire in connection with the performance of the Retrocessionaire’s obligations under Article III of this Agreement, (iii) any Reinsured Liability, or (iv) any Retrocessionaire Extracontractual Liability, provided, however, that no indemnification shall be due under Sections 10.01(i) or (ii) to the extent that Losses are attributable to acts, omissions or conduct of a person who is a director, officer, employee, agent, representative, successor, or permitted assign of the Company or any of its Affiliates (other than the Retrocessionaire or any of its Representatives acting as an agent, representative, successor or permitted assign of the Company or any of its Affiliates), unless such acts, omissions or conduct were committed at the written direction of the Retrocessionaire.
      10.02     Company’s Obligation to Indemnify. The Company hereby agrees to indemnify, defend and hold harmless the Retrocessionaire and its Affiliates and their respective directors, officers and employees (collectively, the “Retrocessionaire Indemnified Parties”) from and against all Losses incurred by the Retrocessionaire to the extent arising from (i) any breach of any covenant or obligation of the Company contained in this Agreement, (ii) fraud, theft or embezzlement by directors, officers, employees, agents, subcontractors, successors or assigns of the Company in connection with the performance of the Company’s obligations under Article III of this Agreement, (iii) any Excluded Liability; provided, however, that no indemnification shall be due under Sections 10.02(i) or (ii) to the extent that Losses are attributable to acts, omissions or conduct of a person who is a director, officer, employee, agent, representative, successor, or permitted assign of the Retrocessionaire or any of its Affiliates (other than the Company or any of its Representatives acting as an agent, representative, successor or permitted assign of the Retrocessionaire or any of its Affiliates), unless such acts, omissions or conduct were committed at the written direction of the Company.
ARTICLE XI
Definitions
      11.01     Definitions. Any capitalized term used but not defined herein shall have the meaning set forth in the Master Agreement. The following terms shall have the respective meanings set forth below throughout this Agreement:
      “Affiliate” means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person.
      “Agreement” has the meaning set forth in the preamble.
      “Ancillary Agreements” means each contract or agreement identified on Schedule 11.01(a) hereto between the Company (or any Affiliate thereof) and a Ceding Company or other counterparty relating to the administration or management of one or more of the Covered Treaties.
      “Applicable Law” means any federal, state, local or foreign law (including common law), statute, ordinance, rule, regulation, order, writ, injunction, judgment, permit, governmental agreement or decree applicable to a Person or any such Person’s subsidiaries, properties, assets, or to such Person’s officers, directors, managing directors, employees or agents in their capacity as such.
      “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York or Bermuda are required or authorized by law to be closed.
      “Ceding Company” means the ceding company under any Covered Treaty.
      “Company” has the meaning set forth in the preamble.
      “Company Extracontractual Liabilities” means all liabilities for consequential, exemplary, punitive or similar extracontractual damages or statutory penalties, whether owing to Ceding Companies, governmental authorities or any other person relating to the Covered Treaties, which liabilities arise from any action, act of bad faith, error or omission by the Company, any of its Affiliates, or any Representative of the Company or any of its Affiliates, in each case excluding any action taken or failure to take any action at the written direction or with the express consent of the Retrocessionaire; provided, however, that Company Extracontractual Liabilities shall exclude, with respect to a given Covered Treaty, those liabilities arising pursuant to the express terms of such Covered Treaty.
      “Covered Treaty” means each reinsurance agreement identified on Exhibit B hereto.
      “Effective Date” means June 30, 2005.
      “Effective Time” means 11:59 p.m. Eastern time on June 30, 2005.
      “Excluded Liability” means any liability that (i) represents a Company Extracontractual Liability, (ii) is not expressly assumed by the Retrocessionaire pursuant the Master Agreement, a Coinsurance Agreement (as defined in the Master Agreement), a Novation Amendment, an Existing Retrocession Agreement Assignment (as defined in the Master Agreement) or an Ancillary Agreement.
      “Existing Retrocession Agreement” at any time means any Existing Retrocession Agreement (as defined in the Master Agreement) that (a) was in force and effect as of the Effective Time, (b) covers any risk associated with any Covered Treaty, and (c) has not been assigned or novated to Retrocessionaire at or prior to such time.
      “GAAP” means United States generally accepted accounting principles.
      “Industry Standards” as to any Administrative Service shall mean the performance of such service (i) with the skill, diligence and expertise commonly expected from experienced and qualified personnel performing such duties in the life reinsurance industry and (ii) in accordance with Applicable Law and the terms of each Covered Treaty, Existing Retrocession Agreement, and Ancillary Agreement, as applicable.
      “Master Agreement” has the meaning set forth in the preamble.
      “Novated Treaty” means, at any time, each Covered Treaty that has been assumed by the Retrocessionaire pursuant to the terms of a Novation Amendment at such time.
      “Novation Amendment” means an amendment of a Covered Treaty in substantially the form attached as Exhibit D to the Master Agreement under which the Retrocessionaire will be contractually substituted for the Company as respects such Covered Treaty.
      “Person” means any individual, corporation, limited liability company, partnership, limited partnership, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental, judicial or regulatory body or other entity.
      “Premiums” means premiums, considerations, deposits and similar amounts due from Ceding Companies or to Third-Party Retrocessionaires with respect to the Covered Treaties.
      “Reinsured Liabilities” means all net retained liabilities of the Company, whether incurred before or after the Effective Time, arising under the Covered Treaties (net of all liabilities with respect to the Covered Treaties retroceded by the Company under any Existing Retrocession Agreement that has not been assigned or novated to the Retrocessionaire, except to the extent any retroceded liability to a non-Affiliate of the Company under an Existing Retrocession Agreement cannot be collected, in which case such liability shall be reinsured by the Retrocessionaire hereunder), including any amounts payable to any broker, agent or reinsurance intermediary identified on Schedule 11.01(b) hereto but excluding any Excluded Liability. For the avoidance of doubt, Reinsured Liabilities does not include any premium tax liability or any obligation to pay any guaranty fund assessment by any jurisdiction except to the extent any such liability or obligation arises under the express terms of a Covered Treaty.
      “Representatives” means, with respect to any party hereto, its officers, directors, employees, agents and other representatives (including legal counsel, investment bankers, consultants, independent public accountants and actuaries).
      “Retrocessionaire” has the meaning set forth in the preamble.
      “Retrocessionaire Extracontractual Liability” means all liabilities for consequential, exemplary, punitive or similar extracontractual damages or statutory penalties, whether owing to Ceding Companies, governmental authorities or any other person relating to the Covered Treaties, which liabilities arise from any action, act of bad faith, error or omission by the Retrocessionaire, any of its Affiliates, or any Representative of the Retrocessionaire or any of its Affiliates, in each case excluding any action taken or failure to take any action at the written direction or with the express consent of the Company.
      “SAP” means the statutory accounting practices prescribed or permitted by the insurance regulatory authorities of the jurisdiction in which the Retrocessionaire is domiciled.
      “Third-Party Retrocessionaire” shall mean any retrocessionaire under an Existing Retrocession Agreement.
      “Treasury Rate” means the annual yield rate, on the Closing Date, of actively traded U.S. Treasury securities having a remaining time to maturity of six (6) months, as such rate is published under “Treasury Constant Maturities” in Federal Reserve Statistical Release H.15(519).

ARTICLE XII
Miscellaneous
      12.01 Notices. Any and all notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when (a) received by the receiving party if mailed via United States registered or certified mail, return receipt requested, (b) received by the receiving party if mailed by United States overnight express mail, (c) sent by facsimile or telecopy machine, followed by confirmation mailed by United States first-class mail or overnight express mail, or (d) delivered in person or by commercial courier to the parties at the following addresses:

(i)	If to the Company to:

Annuity and Life Reassurance America, Inc. 124 Palasido Avenue Windsor, Connecticut 06095 Attention: Chief Executive Officer Fax: (860) 285-0233

With a concurrent copy to each of:

Annuity and Life Re (Holdings), Ltd. Cumberland House 1 Victoria Street Hamilton, Bermuda HM 11 Attention: Chief Executive Officer Fax: (441) 296-7665

Robert C. Juelke, Esq. Drinker, Biddle & Reath LLP One Logan Square 18th and Cherry Streets Philadelphia, PA 19103-6996 Fax: (215) 988-2757

(ii)	If to Retrocessionaire to:

Wilton Reassurance Company 187 Danbury Road Riverview Building, 3rd Floor Wilton, Connecticut 06897 Attention: Chief Executive Officer Fax: (203) 762-4445

With a concurrent copy to each of:

Wilton Services, Inc. 187 Danbury Road Riverview Building, 3rd Floor Wilton, Connecticut 06897 Attention: General Counsel Fax: (203) 762-4445

Sutherland Asbill & Brennan LLP 1275 Pennsylvania Ave., N.W. Washington, D.C., 20004 Attn: David A. Massey Fax: (202) 637-3593
Either party may change the names or addresses where notice is to be given by providing notice to the other party of such change in accordance with this Section 12.01.

      12.02     Entire Agreement. This Agreement, including the Schedules hereto, and the Master Agreement constitute the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior discussions and agreements between the parties with respect to the subject matter hereof, which are merged with and into this Agreement. In the even of a conflict between this Agreement and the Master Agreement, this Agreement shall control.
      12.03     Waivers and Amendments; Preservation of Remedies. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by an executive officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other term or condition on a future occasion. This Agreement may be modified or amended only by a writing duly executed by an executive officer of the Company and the Retrocessionaire.
      12.04     Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut applicable to contracts entered into therein, without reference to principles of choice of law or conflicts of laws of that or any other jurisdiction. Each party hereto irrevocably and unconditionally submits to the exclusive jurisdiction of any State or Federal Court sitting in Connecticut, over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any action, suit or proceeding brought against such party in such court. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto agrees that final judgment in any such action, suit or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party may be subject, by suit upon such judgment.
      12.05     Assignment. This Agreement shall not be assigned by either of the parties hereto without the prior written consent of the other party.
      12.06     No Third Party Beneficiaries. Except as expressly provided in this Agreement, the terms and provisions of this Agreement are intended solely for the benefit of the Company and the Retrocessionaire and their permitted successors and assigns, and it is not the intention of the parties to confer rights as a third-party beneficiary to this Agreement upon any other person.
      12.07     Expenses. Except as otherwise specifically provided in this Agreement, the parties hereto shall each bear their own respective expenses incurred in connection with the preparation, execution and performance of this Agreement and all documentation related hereto, including without limitation all fees and expenses of counsel, actuaries and accountants.
      12.08     Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Each counterpart may be delivered by facsimile transmission, which transmission shall be deemed delivery of an originally executed document.
      12.9     Headings. The headings in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement.
      12.10     Severability. If any provision of this Agreement other than any provision of Article I, Article II, or Article X is held to be illegal, invalid or unenforceable under any present or future law or is determined by a court of competent jurisdiction to be unenforceable, and if the rights or obligations of the Company or the Retrocessionaire under this Agreement will not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

      12.11     Offset Rights. Any debits or credits incurred on and after the Effective Time in favor of or against either the Company or Retrocessionaire with respect to this Agreement, Section 5.2 of the Master Agreement and any Ancillary Agreement are deemed mutual debits or credits, as the case may be, and shall be set off, and only the net balance shall be allowed or paid. This Section 12.11 shall apply notwithstanding the existence of any insolvency, rehabilitation, conservatorship or comparable proceeding by or against the Company or the Retrocessionaire.
[Remainder of page intentionally left blank; signature page follows.]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on this [                    ] day of [                    ], 2005.

ANNUITY AND LIFE REASSURANCE
AMERICA, INC.

By:

Name:
Title:

PRUDENTIAL SELECT LIFE INSURANCE
COMPANY OF AMERICA

By:

Name:
Title:

EXHIBIT C-1
[To be used if counterparty will novate]
FORM OF REINSURANCE NOVATION AGREEMENT
      THIS NOVATION AGREEMENT (this “Agreement”), is made and entered into as of [                    ] by and among ANNUITY AND LIFE REASSURANCE AMERICA, INC., a Connecticut insurance company (“Transferor”), PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA*, a Minnesota insurance company (“Transferee”), and [                    ], a [                    ] (the “Retrocessionaire”).
RECITALS
      WHEREAS, pursuant to the Master Agreement (the “Master Agreement”), dated as of [                    ], 2005, by and between Transferor, Annuity and Life Reassurance, Ltd., a Bermuda insurance company (“ALR Bermuda” and, together with Transferor, the “ALR Companies”), Transferee, and Wilton Re Bermuda Limited, a Bermuda insurance company (“Wilton Bermuda” and together with Transferee the “Wilton Companies”), the ALR Companies have agreed to reinsure the Treaties (as defined in the Master Agreement) with, and/or novate the Treaties to, the relevant Wilton Companies;
      WHEREAS, a portion of the business assumed by the ALR Companies under certain of the Treaties is retroceded pursuant to certain retrocession agreements, including the retrocession agreement between Transferor and the Retrocessionaire, a true and correct copy of which, together with all amendments thereto and all agreements ancillary thereto (including any related trust agreement or performance guaranty), is attached as Exhibit A hereto (the “Retrocession Agreement”);
      WHEREAS, Transferor desires to novate to the Transferee, and Transferee desires to assume from Transferor, the Retrocession Agreement in accordance with the terms hereof and to substitute Transferee for Transferor for all purposes as a party to the Retrocession Agreement with respect to all rights and obligations of Transferor under such agreement; and
      WHEREAS, the Retrocessionaire is willing to agree to such novation of the Retrocession Agreement;
      NOW THEREFORE, in consideration of the foregoing recitals, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
      Section 1.01     Novation. (a) Effective as of 11:59 p.m. Eastern time on [                    ] (the “Effective Time”), Transferee agrees with Transferor to perform the Retrocession Agreement, to be bound by all of the terms and conditions of the Retrocession Agreement, and to perform all of Transferor’s duties, obligations and liabilities under the Retrocession Agreement to the same extent as if Transferee were an original party to the Retrocession Agreement instead of Transferor, provided that Transferee shall enjoy all of Transferor’s rights under the Retrocession Agreement.
      (b) Effective at the Effective Time, the Retrocessionaire accepts the liability of Transferee under the Retrocession Agreement in lieu of the liability of Transferor, agrees to Transferee being bound by all of the terms and conditions of the Retrocession Agreement, and to Transferee performing all of Transferor’s duties, obligations and liabilities under the Retrocession Agreement to the same extent as if Transferee were a party to the Retrocession Agreement instead of Transferor, and agrees that Transferee shall enjoy all of Transferor’s rights under the Retrocession Agreement.
      (c) Effective at the Effective Time, the Retrocessionaire releases and forever discharges Transferor from any liability under the Retrocession Agreement, from performing the Retrocession Agreement and any of its terms and conditions, from all of Transferor’s duties, obligations and liabilities under the Retrocession Agreement, and from all claims, demands actions and causes of actions which the Retrocessionaire ever had,

      * To be renamed Wilton Reassurance Company. Not affiliated with The Prudential Insurance Company of America.

now has or may hereafter have against Transferor in any way arising out of, resulting from or related to the Retrocession Agreement. The Retrocessionaire shall indemnify and hold Transferor harmless from any and all claims, demands, liabilities, costs and expenses in any way arising out of, resulting from or related to the Retrocession Agreement.
      Section 1.02     Continued Effectiveness. Transferee and the Retrocessionaire hereby ratify and confirm that the Retrocession Agreement shall continue between them in full force and effect and the terms and conditions of this Agreement shall form part of the Retrocession Agreement.
      Section 1.03     Transferred Rights, Duties and Obligations. All rights, duties, obligations and liabilities transferred to Transferee pursuant to this Agreement shall apply whether the right, duty, obligation or liability arose prior to or after the Effective Time.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement this                     day of [                    ], 2005.

PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA

By:
Title:

ANNUITY AND LIFE REASSURANCE AMERICA, INC.

By:
Title:

[RETROCESSIONAIRE]

By:
Title:

EXHIBIT C-2
[To be used if counterparty will not novate]
FORM OF REINSURANCE ASSIGNMENT AGREEMENT
      THIS ASSIGNMENT AGREEMENT (this “Agreement”), is made and entered into as of [                    ] by and among ANNUITY AND LIFE REASSURANCE AMERICA, INC., a Connecticut insurance company (“Transferor”) and PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA*, a Minnesota insurance company (“Transferee”).
RECITALS
      WHEREAS, pursuant to the Master Agreement (the “Master Agreement”), dated as of [                    ], 2005, by and between Transferor, Annuity and Life Reassurance, Ltd., a Bermuda insurance company (“ALR Bermuda” and, together with Transferor, the “ALR Companies”), Transferee, and Wilton Re Bermuda Limited, a Bermuda insurance company (“Wilton Bermuda” and together with Transferee the “Wilton Companies”), the ALR Companies have agreed to reinsure the Treaties (as defined in the Master Agreement) with, and/or novate the Treaties to, the relevant Wilton Companies;
      WHEREAS, a portion of the business assumed by the ALR Companies under certain of the Treaties is retroceded pursuant to certain retrocession agreements, including the retrocession agreement between Transferor and [                    ] (the “Retrocessionaire”), a true and correct copy of which, together with all amendments thereto and all agreements ancillary thereto (including any related trust agreement or performance guaranty), is attached as Exhibit A hereto (the “Retrocession Agreement”);
      WHEREAS, Transferor desires to assign to the Transferee, and Transferee desires to assume from Transferor, the Retrocession Agreement in accordance with the terms hereof; and
      WHEREAS, the Transferor and Transferee desire that the Retrocessionaire consent, and the Retrocessionaire is willing to consent, to such assignment and assumption of the Retrocession Agreement;
      NOW THEREFORE, in consideration of the foregoing recitals, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
      Section 1.01     Assignment and Assumption. Transferor hereby assigns to Transferee, and its successors and permitted assigns, as of the 11:59 Eastern time on [                    ] (the “Effective Time”), its respective rights, interests, liabilities and obligations in the Retrocession Agreement, and Transferee hereby accepts such transfer and assignment and assumes, and releases and discharges Transferor and its affiliates, and their respective successors and assigns, from, and agrees to pay, perform, discharge and be bound by all the terms, covenants, conditions and obligations in and under, the Retrocession Agreement.
      Section 1.02     Transferred Rights, Duties and Obligations. All rights, duties, obligations and liabilities transferred to Transferee pursuant to this Agreement shall apply whether the right, duty, obligation or liability arose prior to or after the Effective Time.

      * To be renamed Wilton Reassurance Company. Not affiliated with The Prudential Insurance Company of America.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement this                     day of [                    ], 2005.

PRUDENTIAL SELECT LIFE INSURANCE COMPANY OF AMERICA

By:

Title:

ANNUITY AND LIFE REASSURANCE AMERICA, INC.

By:

Title:
CONSENT:
      The undersigned hereby consents to the foregoing assignment by the Transferor to the Transferee; provided, that such assignment shall not relieve the Transferor of any obligation or liability under the Retrocession Agreement.

[RETROCESSIONAIRE]

By:

Title:

EXHIBIT D
FORM OF NOVATION AMENDMENT
      THIS NOVATION AGREEMENT (the “Agreement”) is made as of [                    ], 2005 (the “Effective Date”) by and among [                    ] (“CEDENT”), [ALR America or ALR Bermuda] (“ALR”), and [Prudential Select Life Insurance Company of America or Wilton Reinsurance Bermuda Limited] (“WILTON”).
RECITALS
      A. CEDENT and ALR are parties to a [describe underlying reinsurance agreement], effective as of [                    ], as amended (the “Agreement”), under which CEDENT cedes to ALR certain interests and liabilities with respect to certain life insurance policies or annuities written or previously assumed by CEDENT (the “Reinsured Policies”). A true and correct copy of the Agreement, together with all amendments thereto and all agreements ancillary thereto (including any related trust agreement or performance guaranty as to which ALR may be party), is attached as Exhibit A.
      B. CEDENT, ALR and WILTON wish to substitute WILTON for ALR for all purposes as a party to the Agreement with respect to all rights and obligations of ALR under such agreement.
      NOW, THEREFORE, in consideration of the mutual and foregoing recitals and the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
      Section 1.01.     CEDENT has supplied to WILTON in-force amounts under the Agreement, and CEDENT represents to WILTON that, to the best of its knowledge, such amounts are correct and complete. CEDENT understands that in determining to enter into this Agreement, WILTON is relying on the CEDENT’s representation in this Section 1.01.
      Section 1.02.     Effective at 12:01 a.m. on the Effective Date (the “Effective Time”), WILTON agrees with each of CEDENT and ALR to perform the Agreement, to be bound by all of the terms and conditions of the Agreement, and to perform all of ALR’s duties, obligations and liabilities under the Agreement to the same extent as if WILTON were the original reinsurer under the Agreement instead of ALR, provided that WILTON shall enjoy all of ALR’s rights under the Agreement.
      Section 1.03.     Effective at the Effective Time, CEDENT accepts the liability of WILTON under the Agreement in lieu of the liability of ALR, agrees to WILTON performing the Agreement, to WILTON being bound by all of the terms and conditions of the Agreement, and to WILTON performing all of ALR’s duties, obligations and liabilities under the Agreement to the same extent as if WILTON were a party to the Agreement instead of ALR, and agrees that WILTON shall enjoy all of ALR’s rights under the Agreement.
      Section 1.04.     Effective at the Effective Time, CEDENT releases and forever discharges ALR and its affiliates from any liability under the Agreement, from performing the Agreement and any of its terms and conditions, from all of ALR’s duties, obligations and liabilities under the Agreement, and from all claims, demands actions and causes of actions which the CEDENT or any of its affiliates ever had, now has or may hereafter have against ALR or any of its affiliates in any way arising out of, resulting from or related to the Agreement.
      Section 1.05.     WILTON and CEDENT hereby ratify and confirm that the Agreement shall continue between them in full force and effect and the terms and conditions of this Agreement shall form part of the Agreement.
      Section 1.06     All rights, duties, obligations and liabilities transferred to WILTON pursuant to this Agreement shall apply whether the right, duty, obligation or liability arose prior to or after the Effective Time.

      IN WITNESS WHEREOF, CEDENT, ALR, and WILTON have duly executed this Agreement on the dates shown below.
CEDENT

By:

Title:

Date:

By:

Title:

Date:

[ALR America or ALR Bermuda]

By:

Title:
Date:

By:

Title:
Date:

[Prudential Select Life Insurance Company of America or Wilton Reassurance Company or Wilton Reinsurance Bermuda Limited]

By:

Title:
Date:

By:

Title:
Date:

EXHIBIT E: CEDENT CONFIRMATION LETTER
NAME
ADDRESS
CITY, STATE ZIP
Dear Name:
      Please review and verify the following 2005 financial information for us. This review is necessary as a result of the recently announced reinsurance transaction underway between our company and Wilton Re.
      Please fax the completed letter to Enrico Treglia, Wilton Re Services, Inc. at the following number: 203-762-4439.
      Thank you for your timely attention to this matter.
Sincerely,

Robert P. Mills, Jr.
Vice President & Actuary

Contract Type:
Product Name:			Claim
Month	Premiums	Allowances	Recoveries

January 2005
February 2005
March 2005
April 2005
May 2005
June 2005

Pending Claims as of June 30, 2005:
Premiums Outstanding as of June 30, 2005:	Policy Number	Name	Claim Amount

June 30, 2005 Inforce:		Reinsurance
	Count	Net Amount at Risk

From electronic file:
The above information is:		( ) CORRECT
( ) INCORRECT Please provide explanation

Confirmed by:	Name (Print)
Title
Signature
Date

Confirmation Procedure:
1.     ALRe will prepare confirmation letters for all cedents (see sample).
2.     Letter will be mailed/faxed to ceding company.
3.     ALRe will send Wilton a copy of the June 30, 2005 electronic data file that was provided by the ceding company

This file will match the June 30, 2005 Inforce on the verification letter.

Along with the file will be layout information and explanation of codes used.
4.     Ceding company will respond directly to Wilton.